AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 5, 2026

Registration Statement No. 333-291390

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Amendment No. 1 to

FORM S-3

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

COSMOS HEALTH INC.
(Exact name of Registrant as specified in its Charter)

Nevada	5122	27-0611758
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

5 Agiou Georgiou, Pilea

Thessaloniki, Greece 55438

(312) 536-3102

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Greg Siokas

Chief Executive Officer

5 Agiou Georgiou, Pilea

Thessaloniki, Greece 55438

(312) 536-3102

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Elliot H. Lutzker, Esq. Mark Goldenberg. Esq. Davidoff Hutcher & Citron, LLP 605 Third Avenue, 34th Floor New York, NY 10158 (212) 557-7200	Gerald Guarcini, Esq. Peter Jaslow, Esq. Ballard Spahr LLP 1735 Market Street, 51st Floor Philadelphia, PA 19103

Approximate date of commencement of proposed sale to public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 1 to the Registration Statement on Form S-3 (File No. 333-291390) is being filed by Cosmos Health, Inc. (the “Company”) to amend the Registration Statement on Form S-3 originally filed with the Securities and Exchange Commission (the “SEC”) on November 7, 2025 (the “Original Registration Statement”).

This Amendment No. 1 is being filed primarily to reflect certain revisions to the prospectus contained herein in response to comments received from the staff of the SEC (the “Staff”) by letter dated February 11, 2026, in respect of the Registration Statement on Form S-3 (File No. 333-290420), originally filed on September 19, 2025, as amended. Specifically, this Amendment No. 1 amends and restates the following sections: Recent Development and Risk Factors.

In addition, this Amendment No. 1 updates Part II of the Original Registration Statement to include revised Item 16. Exhibits and Item 17. Undertakings. No new securities are being registered hereby.

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The information in this prospectus is not complete and may be changed. We may not sell these securities, or accept an offer to buy these securities, until the Registration Statement filed with the Securities Exchange Commission, of which this prospectus is a part, is effective. This prospectus is not an offer to sell these securities and is not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS

SUBJECT TO COMPLETION: DATED JUNE 5, 2026

$200,000,000

COSMOS HEALTH INC.

Shares of Common Stock

Shares of Preferred Stock

 Warrants

Units

Subscription Rights

We may offer and sell the securities identified above from time to time in one or more offerings at prices and on terms that we will determine at the time of each offering, for an aggregate initial offering price of $200,000,000. This prospectus provides you with a general description of the securities that is not meant to be a complete description of each of the securities.

Each time we offer and sell securities, we will provide a supplement to this prospectus that contains specific information about the offering and the amounts, prices and terms of the securities. The supplement may also add, update or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus, the applicable prospectus supplement, as well as the documents incorporated or deemed to be incorporated by reference herein or therein, before you purchase any of our securities.

We may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. These securities also may be resold by selling securityholders. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in an applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for further information.

No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.

As of June 3, 2026, there were 62,078,397 shares of Common Stock outstanding, of which 47,099,220 shares were held by non-affiliates. The 8,758,182 shares registered for sale pursuant to this prospectus supplement on November 7, 2025 represented securities having an aggregate offering value of approximately $11,400,000, which was less than one-third of the Company's public float at the time the registration statement was initially filed. Since that date, the Company has sold an aggregate of 11,779,340 shares of its common stock for gross proceeds of approximately $7,760,940 pursuant to General Instruction I.B.6 of Form S-3 during the preceding 12-month period. Accordingly, securities having an aggregate offering value of approximately $3,639,060 remain available for sale pursuant to this prospectus supplement and are being offered hereby.

Our Common Stock is listed on the Nasdaq Capital Market under the symbol “COSM.” On June 4, 2026, the last reported sales price of our Common Stock was $0.27.

Investing in our securities is highly speculative and involves a high degree of risk. You should carefully read and consider the “Risk Factors” beginning on page 9 of this prospectus before investing.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is ____________ [  ], 2026.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf registration process, we may sell shares of Common Stock, Preferred Stock (including convertible preferred shares), warrants for equity securities, units and subscription rights comprised of any combination thereof from time to time in one or more offerings for up to an initial aggregate offering price of $200,000,000. By using a shelf registration statement, we may sell securities from time to time and in one or more offerings as described in this prospectus. This prospectus provides you with a general description of the securities we may offer. Each time that we offer and sell securities, we will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable. However, no prospectus supplement will offer a security that is not registered and described in this prospectus at the time of its effectiveness. This prospectus, together with the applicable prospectus supplement and the documents incorporated by reference into this prospectus, includes all material information relating to the offering of securities under this prospectus. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement (and any applicable free writing prospectuses), the information and documents incorporated herein by reference and the additional information described under the heading “Where You Can Find More Information; Incorporation by Reference.”

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

You should rely only on the information contained in or incorporated by reference in this prospectus, any related free-writing prospectus or any prospectus supplement. We have not authorized anyone to provide you with any information or to make any representations other than those contained in or incorporated by reference into this prospectus, any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover, that the information appearing in any applicable free writing prospectus is accurate only as of the date of that free writing prospectus, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus, any prospectus supplement or any applicable free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in our annual report on Form 10-K for the fiscal year ended December 31, 2025 under the heading “Part II - Item 1A. Risk Factors,” and as described or may be described in any subsequent quarterly report on Form 10-Q or current report on Form 8-K, as well as in any applicable prospectus supplement and contained or to be contained in our filings with the SEC and incorporated by reference in this prospectus, together with all of the other information contained in this prospectus, or any applicable prospectus supplement. Accordingly, investors should not place undue reliance on this information.

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, applicable prospectus supplement or any related free writing prospectus.

These documents are not an offer to sell or a solicitation of an offer to buy these securities in any circumstances under which the offer or solicitation is unlawful, nor does this prospectus, any applicable supplement to this prospectus, or any applicable free writing prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

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FORWARD-LOOKING STATEMENTS

This prospectus contains “forward-looking statements” for purposes of the safe harbor provisions provided by Section 27 of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that represent our beliefs, projections and predictions about future events. All statements other than statements of historical fact are “forward-looking statements,” including any projections of earnings, revenue or other financial items, any statements of the plans, strategies and objectives of management for future operations, any statements concerning proposed new projects or other developments, any statements regarding future economic conditions or performance, any statements of management’s beliefs, goals, strategies, intentions and objectives, and any statements of assumptions underlying any of the foregoing. Words such as “may,” “will,” “should,” “could,” “would,” “predicts,” “potential,” “continue,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes,” “estimates” and similar expressions, as well as statements in the future tense, identify forward-looking statements.

These statements are necessarily subjective and involve known and unknown risks, uncertainties and other important factors that could cause our actual results, performance or achievements, or industry results, to differ materially from any future results, performance or achievements described in or implied by such statements. Actual results may differ materially from expected results described in our forward-looking statements, including with respect to correct measurement and identification of factors affecting our business or the extent of their likely impact, and the accuracy and completeness of the publicly available information with respect to the factors upon which our business strategy is based or the success of our business.

Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of whether, or the times by which, our performance or results may be achieved. Forward-looking statements are based on information available at the time those statements are made and management’s belief as of that time with respect to future events and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause such differences include, but are not limited to, those factors discussed under the headings “Risk Factors,” contained in our annual report on Form 10-K for the fiscal year ended December 31, 2024, and as described or may be described in any subsequent quarterly report on Form 10-Q, as well as in any applicable prospectus supplement and contained or to be contained in our filings with the SEC and incorporated by reference in this prospectus, “Prospectus Summary,” and elsewhere in this prospectus.

WHERE YOU CAN FIND MORE INFORMATION, INCORPORATION BY REFERENCE

Available Information

We file annual reports, quarterly reports, current reports, proxy statements and other information with the Securities and Exchange Commission (“SEC”). You may read or obtain a copy of these reports at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549, on official business days during the hours of 10:00 am to 3:00 pm. You may obtain information on the operation of the public reference room and its copy charges by calling the SEC at 1-800-SEC-0330. The SEC maintains a website that contains registration statements, reports, proxy information statements and other information regarding registrants that file electronically with the SEC, which are available free of charge. The address of the website is http://www.sec.gov. If you do not have Internet access, requests for copies of such documents should be directed to George Terzis, the Company’s Chief Financial Officer, at the Company’s U.S. offices at Cosmos Health Inc., 141 West Jackson Boulevard, Suite 4236, Chicago, Illinois 60604.

Our website address is www.cosmoshold.com. The information on, or accessible through, our website, however, is not, and should not be deemed to be, a part of this prospectus.

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This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement or documents incorporated by reference in the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries, and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.

Incorporation by Reference

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus, or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, or a subsequently filed document incorporated by reference modifies or replaces that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We incorporate by reference our documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) between the date of this prospectus and the termination of the offering of the securities described in this prospectus. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed below or filed in the future, which are “furnished” and are not deemed to have been “filed” with the SEC.

This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC since the end of the fiscal year ended December 31, 2025:

(1)	Cosmos Health’s Annual Report on Form 10-K filed with the SEC on April 15, 2026;
(2)	Cosmos Health’s Quarterly Report on Form 10-Q filed with the SEC on May 20, 2026;
(3)	Cosmos Health’s Current Reports on Form 8-K filed with the SEC on April 16, 2026 and May 22, 2026;
(4)	Cosmos Health Definitive Proxy Statement on Schedule 14A, filed with the SEC on June 2, 2026;
(5)	Cosmos Health’s Registration Statements on Form S-1/A (No. 333-283910) filed with the SEC on January 6, 2025, January 10, 2025, January 14, 2025, February 7, 2025 and June 3, 2025, respectively

A copy of any and all of the information included in the documents that have been incorporated by reference in this prospectus (excluding exhibits thereto, unless such exhibits have been specifically incorporated by reference into the information which this prospectus incorporates) but which are not delivered with this prospectus will be provided by us without charge to any person to whom this prospectus is delivered, upon the oral or written request of such person. Written requests should be directed to the Company’s U.S. offices at Cosmos Health Inc., 141 West Jackson Blvd., Suite 4236, Chicago, IL 60604, Attention: Corporate Secretary. Oral requests may be directed to the Secretary at (312) 536-3102.

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PROSPECTUS SUMMARY

The following summary highlights information contained elsewhere in this prospectus. This summary may not contain all of the information that may be important to you. You should read this entire prospectus carefully, including our financial statements and related notes thereto and the other documents incorporated by reference in this prospectus and the risks described under the “Risk Factors” section contained in our annual report on Form 10-K for the fiscal year ended December 31, 2025, and as described or may be described in any subsequent quarterly report on Form 10-Q or current reports on Form 8-K, as well as in any applicable prospectus supplement and contained or to be contained in our filings with the SEC and incorporated by reference in this prospectus. We note that our actual results and future events may differ significantly based upon a number of factors. The reader should not put undue reliance on the forward-looking statements in this document, which speak only as of the date on the cover of this prospectus.

In this prospectus, unless otherwise noted, the terms “the Company,” “Cosmos,” “we,” “us,” and “our” refer to Cosmos Health Inc.

No action is being taken in any jurisdiction outside the United States to permit a public offering of the securities or possession or distribution of this prospectus or any accompanying prospectus supplement in that jurisdiction. Persons who come into possession of this prospectus or any accompanying prospectus supplement in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus or any accompanying prospectus supplement applicable to that jurisdiction.

Our Company

Cosmos Health Inc. (formerly knowns as Cosmos Holdings, Inc.) (together with its subsidiaries (hereinafter referred to collectively as “us”, “we”, or the “Company”) is an international healthcare group headquartered in Thessaloniki, Greece. Cosmos Health Inc. is an international healthcare group headquartered in Thessaloniki, Greece. The Group is engaged in the nutraceuticals sector through its own proprietary lines of products “Sky Premium Life” and “Mediterranation”. The Company is operating in the pharmaceutical sector as well, through the provision of a broad line of branded generics and OTC medications. In addition, the Group is involved in the healthcare distribution sector through its subsidiaries in Greece and the UK, serving retail pharmacies and wholesale distributors. The Company is strategically focusing on the research and development (“R&D”) of novel patented nutraceuticals and specialized root extracts, as well as on the R&D of proprietary complex generics and innovative OTC products. The Company has developed a global distribution platform and is currently expanding throughout Europe, Asia, the UAE and North America. The Company has offices and distribution centers in Thessaloniki and Athens, Greece and Harlow, UK.

The Company was incorporated in the State of Nevada under the name Prime Estates and Developments, Inc. on July 21, 2009. On November 14, 2013, we changed our name to Cosmos Holdings Inc., and on November 29, 2022, we changed our name to Cosmos Health Inc. Through its acquisition of Amplerissimo Ltd, on September 27, 2013, the Company changed its principal activities into trading of products, providing representation, and provision of consulting services to various sectors. On August 1, 2014, the Company formed SkyPharm S.A., a Greek Company (“SkyPharm”), a subsidiary that used to focus on the trading, sourcing and export of nutraceutical and pharmaceutical products. In February 2017, the Company acquired Decahedron Ltd., a UK Company (“Decahedron”) which is a fully licensed second-generation wholesaler specializing in imports and exports of generics and OTC pharmaceutical products within the EEA (European Economic Area) and distributor of Sky Premium Life nutraceutical products in the UK. On December 19, 2018, the Company acquired Cosmofarm S.A. (“Cosmofarm”), a pharmaceutical wholesaler specializing in the distribution and export of pharmaceutical products through its extensive pharmacies network. On April 3, 2023, the Company completed the acquisition of ZipDoctor Inc. (“ZipDoctor”), a telehealth company, a direct-to-consumer subscription-based telemedicine platform. On June 30, 2023, the Company acquired Laboratories Holdings (Cyprus) Limited (“Cana”), which wholly owned an operating subsidiary, Pharmaceutical Laboratories Cana S.A. (“Cana SA”), a Greek pharmaceutical company that manufactures, sells, distributes, and markets original branded products researched and developed by leading global pharmaceutical and healthcare companies.

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Corporate Strategy

Our main strategy initiative is focused on continuing our progress in becoming a global pharmaceutical wholesale and import/export company through the development of a lean, efficient and vertically integrated operating model, as well as, to expand our portfolio of our own branded nutraceutical and pharmaceutical products, grow our customer base and achieve our growth stabilization in this new market and gain an adequate size in the global nutraceuticals market. We are committed to serving our customers while continuing to innovate and provide products that make a difference in the lives of individuals. We strive to maximize our Stockholders’ value by adapting to market realities and customer needs. Our strategy involves the enhancement of our manufacturing capacities and building a multinational network of wholesalers, distributors, and pharmacies and simultaneously continuing to expand the portfolio of products that we distribute to that network.

We are committed to driving organic growth at attractive margins by improving execution, optimizing cash flow and leveraging our strong market position, while maintaining a streamlined cost structure throughout each of our businesses. We continue to further align our organization to our customers’ needs in a more seamless and unified way, while supporting corporate strategy and accelerating growth. Implementing this disciplined, focused strategy has allowed us to significantly expand our business, and we believe we are well-positioned to grow revenue and increase operating income through the execution of the following key elements of our business:

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Branded Pharmaceuticals : Branded pharmaceutical products are the primary product category that we produce and distribute. We constantly evaluate product availability, pricing, demand trends, and patent expirations to maximize our performance. As the patents for branded products near expiration, the generic equivalents enter the marketplace and the demand for those branded products start to decrease. We monitor these cycles closely and always look to find value in pricing fluctuations caused by the patent expirations as the generic equivalents enter the market.

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Generic Pharmaceuticals : Generic pharmaceutical products are the secondary product category that we produce and distribute. We apply the same discipline to generics that we do to the branded. We evaluate the demand and supply dynamics of branded products as their patents expire. This insight sheds light on the demand of generic products that take their place. Understanding the historical and market specific characteristics of generic product demand provides insight that we use to give guidance to our vendors that source our generic drug exports.

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Nutraceuticals & Food Supplements : The wholesale distribution of nutraceuticals and food supplements market offer most of the times greater margins than pharmaceutical products. We are always looking to expand the portfolio of products that we distribute to maximize our margins. We offer convenience to our customers by providing them a larger portfolio of products that they can source from a single vendor. In addition to being wholesalers for supplements and related products we are also creating our own brand of products to sell to our current customer base. Our wholesale business gives insight to what products are in demand and we communicate with our customer base to identify which products to develop. Owning a brand with an extensive portfolio of products provides the Company with significant opportunities to penetrate into global sale channels.

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Research & Development : We are committed to strategic R&D across each business unit with a particular focus for pharmaceutical and nutraceutical products with inherently lower risk profiles and clearly defined regulatory pathways. We are constantly evaluating the demand of food supplements in the markets that we currently distribute pharmaceutical products to. This research and analysis determines which pharmaceutical and nutraceutical products we choose to develop as well as their formulations. This approach maximizes the probability of successfully competing with other brands in the marketplace.

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Acquisitions:  We regularly evaluate acquisition targets that would allow us to expand our distribution reach and/or vertically integrate into the supply chain of the products that we currently distribute. In addition to focusing on organic growth drivers, we are also actively pursuing accretive acquisitions that offer long-term revenue growth, margin expansion through synergies, and the ability to maintain a flexible capital structure.

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Local & Direct to Pharmacy Wholesale:  We are expanding into the full-line wholesale distribution business through acquisition. Full-line pharmaceutical wholesalers provide the local markets with branded pharmaceuticals, generic pharmaceuticals, over-the-counter (OTC) medicines, vitamins and food supplements. By expanding our pharmaceutical distribution business, we will have a better ability to source more branded and generic products directly from manufacturers and sell our vitamins, food supplements and cosmetic products directly to pharmacies for better prices. We expect this expansion to increase our sales and profit margins as we vertically integrate into the supply chain.

To successfully execute our corporate strategy, we believe that the Company must adopt, incorporate and maintain the aforementioned core strengths, although no assurances can be made that the Company will be able to effectively implement these strategies.

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Corporate Information

Our principal executive offices are located at 5 Agiou Georgiou, Pilea, Thessaloniki, Greece 55438, and our telephone number is (312)   536-3102. Our website address is www.cosmoshold.com. Any information contained on, or that can be accessed through, our website is not incorporated by reference into, nor is it in any way part of this prospectus and should not be relied upon in connection with making any decision with respect to an investment in our securities. We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. You may obtain any of the documents filed by us with the SEC at no cost from the SEC’s website at http://www.sec.gov.

Recent Developments

As previously disclosed in the Company’s Current Report on Form 8-K filed on August 6, 2025, the Company entered into a securities purchase agreement, dated as of August 5, 2025 (the “Securities Purchase Agreement”), by and between the Company and ATW Digital Asset Opportunities VII LLC ( “ATW”), pursuant to which the Company agreed to issue and sell to ATW, 9% original issue discount senior secured convertible promissory notes from time to time up to a maximum aggregate principal amount of up to $300 million.

Among other things, the Securities Purchase Agreement provides that the Company will use the net proceeds from the issuance and sale of any notes to ATW as follows: (A) seventy two and one half percent (72.5%) of net proceeds must be used to acquire Note Purchased Crypto (as defined below) as a treasury asset for the Company’s balance sheet, and (B) any remaining proceeds must be used for general corporate purposes and working capital, subject to the limitations set forth in the notes. “Note Purchased Crypto” means Bitcoin (BTC), Ethereum (ETH), Solana (SOL) or any other form of cryptocurrency that ATW and the Company have mutually agreed to purchase as a treasury asset for the Company’s balance sheet, utilizing the proceeds of any Additional Closings (as defined in the Securities Purchase Agreement).Accordingly, any decisions with respect to the acquisition of digital assets now and in the future will be made by the management of the Company in consultation with ATW and the Company’s digital asset consultants, Prime Ledger LLC. We intend to evaluate the Company’s financial situation and its ability to meet its obligations as of the date of the contemplated investment in digital assets, general market conditions pertaining to digital assets, as well as the risk/return profiles of such assets and their alignment with the Company’s strategic objectives. The Company’s management will have final approval of all purchases, determining the timing, type, and amount of digital assets to be acquired so as to ensure that each such acquisition fits within the Company’s overall strategy and risk parameters.

While the Company may use a limited portion of the net proceeds from any closings under the Securities Purchase Agreement towards its working capital needs, there is no guarantee that the net proceeds will be sufficient to satisfy the Company’s ongoing capital needs for the next twelve months. The Company maintains the funds that may be required for its working capital needs in cash and short-term investments in order to ensure maximum financial flexibility and liquidity. See also “Risk Factors – Risks Associated with Our Business” on page [*] for more information. The allocation of a substantial portion of the net proceeds to the purchase of digital assets, including Bitcoin and Ethereum, reflects a deliberate treasury strategy designed to strengthen the Company's overall working capital position and financial condition. Management views these digital asset holdings as highly liquid assets that are readily accessible to fund working capital requirements as they arise, and believes this allocation represents a prudent approach to addressing the Company's working capital needs. The potential appreciation of these assets may further enhance the Company's ability to satisfy its capital requirements over time and is consistent with the Company's broader strategy to remediate its going concern condition and enhance long-term shareholder value.

On August 7, 2025, the Company issued and sold an initial note to ATW in the aggregate principal amount of $8.0 million (the “August 2025 Note”). The Company used approximately $3.1 million of the net proceeds from such issuance and sale to acquire digital currency (Ethereum & Bitcoin) in order to implement the Company’s digital assets treasury strategy and used approximately $1.8 million of the remaining net proceeds for working capital and general corporate purposes. The decision to invest in Ethereum was based on management’s assessment of its long-term potential, market liquidity, level of risk and stability, and its established position as a leading digital asset and the financial benefit of such investment to the Company. Ethereum was initially chosen for its strong ecosystem, widespread adoption, and active developer community, Bitcoin was later chosen due to its position as the leading digital currency and its growing reputation as a strategic reserve asset. It was added to the Company’s digital holdings on the basis of its reputation as a widely accepted, secured and a highly liquid digital asset. We intend to continue acquiring both Ethereum, Bitcoin, Solana and other digital assets in the future as part of our ongoing digital asset strategy.

This transition underscores the Company’s belief that the future of all financial markets will increasingly rely on digital “rails “for capital flow. In management’s opinion , the aforementioned digital asset treasury strategy will not affect the pharmaceutical and nutraceutical businesses of the Company, as it is independent from those operations. The remainder of the net proceeds from the sale of the August 2025 Note is held in the Company’s custodial account and is intended to be utilized for the purchase of Ethereum and Bitcoin in the near term. The Company later made a decision to also purchase Bitcoin due to its position as the leading digital currency and its growing reputation as a strategic reserve asset.

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Subject to the terms and conditions in the Securities Purchase Agreement, the Company may issue and sell to ATW a second note in the aggregate principal amount of up to $2.0 million (the “Second Note”). This prospectus also relates to the resale from time to time by ATW or its permitted transferees of up to 13,636,364 shares of Common Stock issuable upon conversion of the Second Note.

The Company’s digital assets holdings are part of the Company’s digital assets treasury strategy and are intended for long-term holding, rather than for immediate sale. The Company has established a custodial account with BitGo Prime LLC for its digital currency assets. As of the date hereof, the Company has not retained any additional custodians. The Audit Committee will review the Company’s digital assets holdings on a quarterly basis.

The Board of Directors has engaged a third-party digital asset consultant, Prime Ledger LLC, to support its strategic move into digital finance. The consultant brings expertise in blockchain infrastructure, digital asset treasury management, and enterprise data integration. Their professional qualifications include extensive experience in designing secure and compliant digital asset frameworks, implementing treasury controls and managing the full lifecycle of digital assets.

The engagement is structured through a phased approach, beginning with strategic advisory, regulatory mapping and the design of digital asset treasury strategy. The consultant’s expertise provides the foundation for scalable, compliant and secure management of Cosmos Health’s digital assets and related initiatives.

Prime Ledger LLC is a digital asset and blockchain infrastructure services firm specializing in enterprise-grade implementation in corporate treasury management, real-world asset tokenization and institutional digital asset operations. Its practice is distinguished by its focus on regulated, public-company and institutional environments where security, compliance, auditability and fiduciary accountability are non-negotiable requirements. Prime Ledger LLC’s engagement model is designed to bridge the gap between emerging digital asset capabilities and the rigorous operational, governance and regulatory standards expected of public issuers and institutional participants.

Prime Ledger LLC is supported by certified solutions partners for specialized advisory and backend development capacity. For the services to be rendered to our Company, the primary solutions partner is Conduit Labs, which provides advisory services and backend solutions development support.

However, the Company’s digital asset strategy will be pursued only after the Company’s operational and working capital requirements have been fully satisfied. Such activity will be discretionary, opportunistic, and primarily financed through debt, with the potential to also utilize any amounts available in excess of working capital from future equity or debt offerings.

The Company intends to “stake” a portion of its digital assets to a validator. Ethereum staking is the process by which stakers lock up Ether (ETH) to activate a validator that participates in Ethereum’s proof-of-stake (PoS) consensus mechanism . Validators play a critical role in securing the Ethereum network by proposing and attesting to blocks, ensuring the integrity of transactions and finalizing new data on the blockchain. Placing value at risk helps buttress cryptographic techniques to ensure validators will not forge or tamper with the transactions they are meant to validate.

To stake, a validator must generate validator keys, which consist of a private key used by the validator to sign on-chain operations such as block proposals and a public key that can be used by others to verify those signatures.

In exchange for providing validation services and securing the network, validators earn rewards in the form of additional crypto assets, creating an economic incentive for network participation and security. Ethereum generates two types of rewards for validators, which come from the two layers of the system:

Consensus Layer Rewards : These are rewards given by Ethereum on the consensus layer for performing validator duties correctly. The consensus layer creates new ETH to pay validators for actions like proposing blocks or attesting (voting) on blocks. These rewards do not depend on user transactions or fees – they are determined by the network rules and overall validator performance. All consensus rewards are added to the validator’s balance on the consensus layer (increasing it above the original staked ETH, at least until withdrawn).

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Execution Layer Rewards : Validators can also earn transaction fees when the validator proposes blocks. When a validator is picked to propose a block, it gets to include pending transactions in that block to be processed and finalized. Users attach priority fees (tips) to their transactions to encourage inclusion. The validator collects these tips, as well as any MEV (Maximal Extractable Value) payments from bundled transactions, in the block it proposes. These execution layer rewards are not newly created ETH, but rather come from existing ETH paid for transaction processing. Importantly, rather than increasing the validator’s balance on the consensus layer, execution layer rewards are delivered directly to an Ethereum address specified by the validator operator (often called the fee recipient address). If a validator successfully proposes a block, all the transaction priority fees and any MEV in that block are immediately sent to the fee recipient address.

Most of the rewards received by stakers are consensus layer rewards.

As described in greater detail in the “Risk Factors” section, the purchase of digital assets can render the Company insolvent through extreme price volatility, reducing asset value below liabilities, particularly when holdings are leveraged or funded by debt. High correlation with tech stocks means market downturns can quickly erase capital, turning "digital gold" reserves into liabilities. Other types of risk that can lead to insolvency include uncertainty with respect to liquidity of such assets, inadequate risk management and legal and regulatory risks.

Summary of Risks Associated with Our Business and this Offering

•

Our business and our ability to implement our business strategy are subject to numerous risks, as more fully described in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 under Item 1A. “Risk Factors.” You should read these risks before you invest in our securities. We may be unable, for many reasons, including those that are beyond our control, to implement our business strategy. In particular, risks associated with our business include:

•	We have a history of significant losses since our inception and anticipate that we will continue to incur losses for the foreseeable future, and our future profitability is uncertain.

•

There is substantial doubt about our ability to continue as a going concern, which may affect our ability to obtain future financing and may require us to curtail our operations. We will need to raise additional capital to support our operations.

•

Our revenues are concentrated in the distribution and sale of branded and generic pharmaceuticals, nutraceuticals, OTC medications and medical devices. When these markets experience a downturn, demand for our products and revenues may be adversely affected.

•	We do not have the financial resources necessary to successfully complete our drug product development program, marketing and certain acquisitions.

•

We are subject to various regulations and compliance requirements under both the European Union, the European Medicines Agency (the “EMA”), the Hellenic Ministry of Health and other related regulatory agencies.

•	We face significant competition, including competition from larger and better funded pharmaceutical enterprises.

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•

We are exposed to potential product liability or similar claims, and insurance against these claims may not be available to us at a reasonable rate in the future. Additionally, discovery of safety issues with our products could create product liability and could cause additional regulatory scrutiny and requirements for additional labeling, withdrawal of products from the market, and the imposition of fines or criminal penalties.

•	We may be unable to achieve and maintain effective internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act.

•

We will have broad discretion in the use of the net proceeds from this offering and may not use them effectively. Additionally, Grigorios Siokas, our Chief Executive Officer and our other officers and directors beneficially own approximately 14,979,177 of our outstanding shares of Common Stock which may give them the ability to control matters submitted to our stockholders for approval.

•

Risks associated with doing business internationally, as well as international economic conditions, other market disruptions, supply-chain disruptions, geopolitical conflicts, including the war in Ukraine and other acts of war, macroeconomic events, and inflation could negatively impact our business and operations.

•	We have received a notice from Nasdaq of non-compliance with continued listing standards, which if we fail to comply with, our Common Stock could be delisted.

RISK FACTORS

Investing in our securities involves a high degree of risk. Prior to making a decision about investing in our securities, you should carefully consider the specific risk factors discussed in the sections entitled “Risk Factors” contained in our annual report on Form 10-K for the fiscal year ended December 31, 2025 under the heading “Item 1A. Risk Factors,” and as described or may be described in any subsequent quarterly report on Form 10-Q under the heading “Item 1A. Risk Factors,” as well as in any current reports on Form 8-K and the applicable prospectus supplement and contained or to be contained in our filings with the SEC and incorporated by reference in this prospectus, together with all of the other information contained in this prospectus, or any applicable prospectus supplement. For a description of these reports and documents, and information about where you can find them, see “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.” If any of the risks or uncertainties described in our SEC filings or any prospectus supplement or any additional risks and uncertainties actually occur, our business, financial condition and results of operations could be materially and adversely affected. In that case, the trading price of our securities could decline and you might lose all or part of the value of your investment.

Risks Associated with Our Business

There exists substantial doubt as to the Company’s ability to continue as a going concern

The Company’s revenues are not able to sustain its operations, and concerns exist regarding the Company’s ability to meet its obligations as they become due. The Company is subject to a number of risks similar to those of other smaller commercial companies, including dependence on key individuals and products, the difficulties inherent in the development of a commercial market, the need to obtain additional capital, competition from larger companies, as well as other pharmaceutical and health care companies.

If capital is not available to us, we may then need to scale back or freeze our growth plans, sell assets under unfavorable terms and/or reduce expenses in order to manage our liquidity and capital resources. We may not be able to refinance or otherwise extend or repay our current obligations, which could impact our ability to continue to operate as a going concern.

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Risks associated with our business include:

•

We have a history of significant losses since our inception and anticipate that we will continue to incur losses for the foreseeable future, and our future profitability is uncertain. Our working capital deficiency, stockholders’ deficit, and recurring losses from operations raise substantial doubt about our ability to continue as a going concern.

•

Our revenues are concentrated in the distribution and sale of branded and generic pharmaceuticals, nutraceuticals, OTC medications and medical devices. When these markets experience a downturn, demand for our products and revenues may be adversely affected.

•

We are subject to various regulations and compliance requirements under both the European Union, the European Medicines Agency (the “EMA”), the Hellenic Ministry of Health and other related regulatory agencies.

•	We face significant competition, including competition from larger and better funded pharmaceutical enterprises.

•	Taxation and transfer pricing could adversely affect our results of operations and financial condition.

•	Currency exchange rate fluctuations could adversely affect our results of operations and financial condition.

•	Cybersecurity risks and the failure to maintain the integrity of data could expose us to data loss, litigation and liabilities.

•

We are exposed to potential product liability or similar claims, and insurance against these claims may not be available to us at a reasonable rate in the future. Additionally, discovery of safety issues with our products could create product liability and could cause additional regulatory scrutiny and requirements for additional labeling, withdrawal of products from the market, and the imposition of fines or criminal penalties.

•	We may be unable to achieve and maintain effective internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act.

•	If you purchase our securities in this Offering, you may incur dilution.

•

Risks associated with doing business internationally, as well as international economic conditions, various market disruptions, supply-chain disruptions, geopolitical conflicts, including the war in Ukraine and other acts of war, macroeconomic events, and inflation could negatively impact our business and operations.

Risks Associated with Digital Asset Strategy

The Company recently adopted a digital assets treasury strategy, enabling the Company to allocate capital into digital assets as part of its broader treasury and corporate strategy. Pursuant to this strategy, the Company may acquire any digital assets, using excess cash, proceeds from future equity or debt financings, or other capital sources, subject to the Company’s investment policy. The timing and magnitude of any future digital asset purchases will depend on market conditions, capital market receptivity, business performance and other strategic considerations. Our business, financial condition, results of operations and future prospects may be materially adversely affected by the implementation of our digital assets treasury strategy, including as a result of the risk factors described below. The risks and uncertainties described below are not the only ones that we face or may face.

Our digital assets treasury strategy exposes us to various risks.

Our digital assets treasury strategy exposes us to various risks, including the following:

Digital assets are a highly volatile asset.

Digital assets are a highly volatile asset. For example, ETH has traded below $1,973 and above $4, 955 and BTC has traded below $62,650 and above $126,200 in the past year. The trading price of digital assets significantly decreased during prior periods, and such declines may occur again in the future.

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Digital assets do not inherently pay interest or dividends.

Digital assets do not inherently pay interest or other returns, and we can only generate cash from our digital asset holdings if we sell our digital assets or implement strategies to create income streams or otherwise generate cash by using our digital assets holdings. The Company may generate income from its digital asset holdings primarily through the process of staking described above, as well as from trading its digital asset holdings. Digital assets are subject to market price fluctuations. If the value of assets held by the Company appreciates above acquisition cost, the Company may realize capital gains upon the sale of all or a portion of such holdings, subject to liquidity needs, treasury strategy, and market conditions. Such gains would be non-recurring and dependent on market performance and therefore would not constitute predictable or ongoing operating income. However, even if we pursue any such strategies, we may be unable to create income streams or otherwise generate cash from our digital asset holdings, and any such strategies may subject us to additional risks.

Our digital assets holdings may significantly impact our financial results and the market price of our listed securities.

Our digital assets holdings are expected to impact our financial results and the market price of our listed securities. Our historical financial statements do not reflect the potential variability in earnings that we may experience in the future relating to our digital assets holdings.

Our assets will be concentrated in digital assets.

We expect that a large portion of our current assets will be concentrated in Ethereum (ETH). The concentration of our assets in ETH limits our ability to mitigate risk that could otherwise be achieved by holding a more diversified portfolio of treasury assets.

We will purchase digital assets using primarily proceeds from equity and debt financings.

Our ability to achieve the objectives of our digital asset\treasury strategy depends in significant part on our ability to obtain equity and debt financing. Our operational funding requirements take precedence over our digital asset investment strategy and any digital asset-related activity is conditioned on the availability of funds. If we are unable to obtain equity or debt financing on favorable terms or at all, we may not be able to successfully execute on our digital asset treasury strategy.

Our digital assets treasury strategy has not been tested over an extended period of time or under different market conditions.

We are continually examining the risks and rewards of our strategy to acquire and hold digital assets. This strategy has not been tested over an extended period of time or under different market conditions. For example, although we believe digital assets, due to its limited supply, has the potential to serve as a hedge against inflation in the long term, the short-term price of digital assets declined in recent periods during which the inflation rate increased. If digital assets prices were to decline or our digital assets treasury strategy otherwise proves unsuccessful, our financial condition, results of operations, and the market price of our listed securities would be materially adversely impacted.

We will be subject to counterparty risks, including, in particular, risks relating to our custodians.

Although we expect to implement various measures that are designed to mitigate our counterparty risks, such as storing substantially all of the digital assets we own in custody accounts at U.S.-based, institutional-grade custodians and negotiating contractual arrangements intended to establish that our property interest in custodian-held digital assets is not subject to claims of our custodians’ creditors, applicable insolvency law is not fully developed with respect to the holding of digital assets in custodial accounts. If our custodian-held digital assets were nevertheless considered to be the property of our custodians’ estates in the event that any such custodians were to enter bankruptcy, receivership or similar insolvency proceedings, we could be treated as a general unsecured creditor of such custodians, inhibiting our ability to exercise ownership rights with respect to such digital assets, or delaying or hindering our access to our digital assets holdings, and this may ultimately result in the loss of the value related to some or all of such digital assets, which could have a material adverse effect on our financial condition as well as the market price of our listed securities.

The broader digital assets industry is subject to counterparty risks, which could adversely impact the adoption rate, price, and use of digital assets.

A series of high-profile bankruptcies, closures, liquidations, regulatory enforcement actions and other events relating to companies operating in the digital asset industry in recent years have highlighted the counterparty risks applicable to owning and transacting in digital assets. Although these bankruptcies, closures, liquidations and other events have not resulted in any loss or misappropriation of our digital assets, nor have such events adversely impacted our access to our digital assets, they have, in the short-term, likely negatively impacted the adoption rate and use of digital assets. Additional bankruptcies, closures, liquidations, regulatory enforcement actions or other events involving participants in the digital assets industry in the future may further negatively impact the adoption rate, price, and use of digital assets, limit the availability to us of financing collateralized by digital assets, or create or expose additional counterparty risks.

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Changes in the accounting treatment of our digital assets holdings could have significant accounting impacts, including increasing the volatility of our results.

In December 2023, FASB issued ASU 2023-08, Intangibles—Goodwill and Other—Crypto Assets (Subtopic 350-60): Accounting for and Disclosure of Crypto Assets. ASU 2023-08 requires certain crypto assets to be measured at fair value separately on the balance sheet with gains and losses from changes in the fair value reported as unrealized gains or losses in the consolidated statement of income (loss) and comprehensive income (loss) each reporting period. ASU 2023-08 also enhances the other intangible asset disclosure requirements by requiring the name, cost basis, fair value, and number of units for each significant crypto asset holding.

The Company's digital assets are initially recorded at cost and are subsequently measured at fair value as of each reporting period. The Company determines the fair value of its digital assets in accordance with ASC 820, Fair Value Measurement, based on quoted prices in its principal market for Ethereum (Level 1). Changes in fair value are recognized as incurred in the Company's consolidated statement of income (loss) and comprehensive income (loss), as “Gain (loss) on digital assets,” within non-operating (income) and expenses, net. Due to the significant volatility in digital assets prices, the application of the revaluation model could have a material impact on our financial results, increase the volatility of our comprehensive income and profit or loss, and affect the carrying value of our digital assets on our balance sheet. These accounting impacts could in turn have a material adverse effect on our financial results and the market price of our listed securities.

The broader digital assets industry, including the technology associated with digital assets, the rate of adoption and development of, and use cases for, digital assets, market perception of digital assets, and the legal, regulatory, and accounting treatment of digital assets are constantly developing and changing, and there may be additional risks in the future that are not possible to predict.

Digital assets are a highly volatile asset and fluctuations in the price of digital assets have in the past influenced and are likely to continue to influence our financial results and the market price of our listed securities.

ETH and other digital assets are a highly volatile type of asset, and fluctuations in the price of digital assets are likely to influence our financial results and the market price of our listed securities. Our financial results and the market price of our listed securities would be adversely affected, and our business and financial condition would be negatively impacted, if the price of digital assets decreased substantially (as it has in the past, including during 2022 and 2025), including as a result of:

•	decreased user and investor confidence in digital assets, including due to the various factors described herein;

•

investment and trading activities, such as (i) trading activities of highly active retail and institutional users, speculators, miners and investors; (ii) actual or expected significant dispositions of digital assets by large holders, including the expected liquidation of digital assets seized by governments or associated with entities that have filed for bankruptcy protection, such as the (a) transfers of digital assets to creditors of the hacked cryptocurrency exchange Mt. Gox which began in July 2024, (b) transfers of digital assets to claimants following proceedings related to a 2016 hack of Bitfinex, which claims are currently being adjudicated, (c) sales of digital assets by the German government following the seizure of about 50,000 digital assets in January 2024 from the operator of Movie2k.to, or (d) potential sales of 69,370 digital assets seized from the Silk Road marketplace by the U.S. Department of Justice; and (iii) actual or perceived manipulation of the spot or derivative markets for digital assets or spot digital assets exchange-traded products (the “ETP”);

•

negative publicity, media or social media coverage, or sentiment due to events in or relating to, or perception of, digital assets or the broader digital assets industry, for example, (i) public perception that digital assets can be used as a vehicle to circumvent sanctions, including sanctions imposed on Russia or certain regions related to the ongoing conflict between Russia and Ukraine, or to fund criminal or terrorist activities, such as the purported use of digital assets by Hamas to fund its terrorist attack against Israel in October 2023; (ii) expected or pending civil, criminal, regulatory enforcement or other high profile actions against major participants in the digital assets ecosystem; (iii) additional filings for bankruptcy protection or bankruptcy proceedings of major digital asset industry participants, such as the bankruptcy proceeding of FTX Trading and its affiliates; and (iv) the actual or perceived environmental impact of digital assets and related activities, including environmental concerns raised by private individuals, governmental and non-governmental organizations, and other actors related to the energy resources consumed in the digital assets mining process;

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•	changes in consumer preferences and the perceived value or prospects of digital assets;

•

competition from other digital assets that exhibit better speed, security, scalability, or energy efficiency, that feature other more favored characteristics, that are backed by governments, including the U.S. government, or reserves of fiat currencies, or that represent ownership or security interests in physical assets;

•

a decrease in the price of other digital assets, including stablecoins, or the crash or unavailability of stablecoins that are used as a medium of exchange for digital assets purchase and sale transactions, such as the crash of the stablecoin Terra USD in 2022, to the extent the decrease in the price of such other digital assets or the unavailability of such stablecoins may cause a decrease in the price of digital assets or adversely affect investor confidence in digital assets generally;

•

the identification of Satoshi Nakamoto, the pseudonymous person or persons who developed Bitcoin, or the transfer of substantial amounts of digital assets from digital assets wallets attributed to Mr. Nakamoto;

•

developments relating to the digital assets protocol, including (i) changes to the digital assets protocol that impact its security, speed, scalability, usability, or value, such as changes to the cryptographic security protocol underpinning the digital assets blockchain, changes to the maximum number of digital assets outstanding, changes to the mutability of transactions, changes relating to the size of blockchain blocks, and similar changes, (ii) failures to make upgrades to the digital assets protocol to adapt to security, technological, legal or other challenges, and (iii) changes to the digital assets protocol that introduce software bugs, security risks or other elements that adversely affect digital assets;

•

disruptions, failures, unavailability, or interruptions in services of trading venues for digital assets, such as, for example, the announcement by FTX Trading that it would freeze withdrawals and transfers from its accounts and subsequent filing for bankruptcy protection and the SEC enforcement action brought against Binance Holdings Ltd., which was subsequently dismissed on May 29, 2025, which initially sought to freeze all of its assets during the pendency of the enforcement action and resulted in Binance discontinuing all fiat deposits and withdrawals in the U.S.;

•

the filing for bankruptcy protection by, liquidation of, or market concerns about the financial viability of digital asset custodians, trading venues, lending platforms, investment funds, or other digital asset industry participants, such as the filing for bankruptcy protection by digital asset trading venues FTX Trading and blockfi and digital asset lending platforms Celsius Network and Voyager digital Holdings in 2022, the ordered liquidation of the digital asset investment fund Three Arrows Capital in 2022, the announced liquidation of Silvergate Bank in 2023, the government-mandated closure and sale of Signature Bank in 2023, the placement of Prime Trust, LLC into receivership following a cease-and-desist order issued by the Nevada Department of Business and Industry in 2023, and the exit of Binance from the U.S. market as part of its settlement with the Department of Justice and other federal regulatory agencies;

•

regulatory, legislative, enforcement and judicial actions that adversely affect the price, ownership, transferability, trading volumes, legality or public perception of digital assets, or that adversely affect the operations of or otherwise prevent digital asset custodians, trading venues, lending platforms or other digital assets industry participants from operating in a manner that allows them to continue to deliver services to the digital assets industry;

•

further reductions in mining rewards of digital assets, including due to block reward halving events, which are events that occur after a specific period of time (the most recent of which occurred in April 2024) that reduce the block reward earned by “miners” who validate digital assets transactions, or increases in the costs associated with digital assets mining, including increases in electricity costs and hardware and software used in mining, or new or enhanced regulation or taxation of digital assets mining, which could further increase the costs associated with digital assets mining, any of which may cause a decline in support for the digital assets network;

•	transaction congestion and fees associated with processing transactions on the digital assets network;

•	macroeconomic changes, such as changes in the level of interest rates and inflation, fiscal and monetary policies of governments, trade restrictions, and fiat currency devaluations;

•

developments in mathematics or technology, including in digital computing, algebraic geometry and quantum computing, that could result in the cryptography used by the digital assets blockchain becoming insecure or ineffective; and

•

changes in national and international economic and political conditions, including, without limitation, federal government policies, trade tariffs and trade disputes, and the adverse impacts attributable to global conflicts, including those between Russia and Ukraine and in the Middle East.

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Our operating results will be dependent on the price of ETH and other digital assets. If such price declines, our business, operating results, and financial condition would be adversely affected.

Any declines in the volume of digital assets transactions, the price of digital assets, or market liquidity for digital assets generally may adversely affect our operating results. As part of our digital asset treasury strategy, we will have significant investments in ETH. Our operating results will be impacted by the revenues and profits we generate from the purchase, sale, and trading of digital assets and financial contracts linked to digital assets. The price of digital assets and associated demand for buying, selling, and trading of digital assets have historically been subject to significant volatility. For instance, in 2017 and 2021, the value of certain digital assets, including ETH, experienced steep increases in value, followed by steep declines in 2018 and 2022. After recovering from the 2018 decline and reaching record highs in December 2021, the value of the total crypto market cap declined by approximately 64% in the twelve months ended December 31, 2022. The collapse of several companies in the digital asset industry such as Celsius, Voyager and FTX impacted digital assets prices in 2022 and the majority of 2023. We believe that the approval and launch of spot-based digital assets ETFs in the U.S. in the first quarter of 2024 and the election of President Donald Trump in the fourth quarter of 2024 drove up the crypto market capitalization again in 2024, but the crypto market generally declined in the first quarter of 2025. The price of ETH has declined from a high of $ $4,955.30 in August 2025 to $2,922.27in November 2025. The price and trading volume of any digital asset is subject to significant uncertainty and volatility, and may significantly decline in the future, without recovery. Such uncertainty and volatility depend on a number of factors, including:

•	market conditions across the cryptoeconomy;

•	changes in liquidity, volume, and trading activities;

•	trading activities on digital asset trading platforms worldwide, many of which may be unregulated, and may include manipulative activities;

•	investment and trading activities of highly active retail and institutional users, speculators, miners, and investors;

•

the speed and rate at which digital assets are able to gain adoption as a medium of exchange, utility, store of value, consumptive asset, security instrument, or other financial assets worldwide, if at all;

•	decreased user and investor confidence ETH and other digital asset trading platforms;

•	negative publicity and events relating to the cryptoeconomy;

•	unpredictable social media coverage or “trending” of digital assets;

•	the ability for digital assets to meet user and investor demands;

•	the functionality and utility of digital assets and their associated ecosystems and networks, including digital assets designed for use in various applications;

•	consumer preferences and perceived value of ETH in particular and digital asset markets in general;

•	increased competition from other payment services or other digital assets that exhibit better speed, security, scalability, or other characteristics;

•	regulatory (including enforcement) or legislative changes and updates affecting the cryptoeconomy;

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•	the characterization of digital assets under the laws of various jurisdictions around the world;

•	the maintenance, troubleshooting, and development of the blockchain networks underlying digital assets, including by miners, validators, and developers worldwide;

•	the ability for digital assets networks to attract and retain miners or validators to secure and confirm transactions accurately and efficiently;

•	ongoing technological viability and security of digital assets and their associated smart contracts, applications and networks, including vulnerabilities against hacks and scalability;

•	fees and speed associated with processing digital asset transactions, including on the underlying blockchain networks and on digital asset trading platforms;

•	financial strength of market participants;

•	the availability and cost of funding and capital;

•	the liquidity of digital asset trading platforms;

•	interruptions in service from or failures of major digital asset trading platforms;

•	availability of an active derivatives market for various digital assets;

•	availability of banking and payment services to support cryptocurrency-related projects;

•	level of interest rates and inflation;

•	monetary policies of governments, trade restrictions, and fiat currency devaluations; and

•	national and international economic and political conditions.

There is no assurance that any digital asset will maintain its value or that there will be meaningful levels of trading activities. In the event that the price of digital assets or the demand for trading digital assets decline, our business, operating results, and financial condition could be adversely affected.

Our operating results are dependent on the prices of digital assets and volume of digital asset transactions, which have historically been volatile and are subject to social media and publicity risks.

Activities in ETH and other digital assets also receive a high degree of public scrutiny, both from traditional media sources and through social media and other forums. Unfavorable publicity regarding digital assets has adversely affected the price of digital assets, as has unfavorable publicity involving other digital assets or digital asset-focused firms. Digital assets have in the past, and may in the future, be the target of media criticism, including regarding the market value, utility and environmental effects of digital assets. Such unfavorable media coverage could continue to materially impact decisions to buy, hold, or trade digital assets and, as a result, impact the price of digital assets.

In addition, social media posts and other statements and actions by prominent individuals, such as Elon Musk and Michael Saylor, have resulted in outsized movements in the market price of Ethereum and other cryptocurrencies. It is possible that future statements by Mr. Musk, Mr. Saylor and other individuals concerning cryptocurrencies will have disproportionate impacts on the market price of ETH and other digital assets.

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Ethereum and other digital assets are novel assets, and are subject to significant legal, commercial, regulatory and technical uncertainty.

As noted above, ETH and other digital assets represent a relatively new form of assets that is still being digested by society. Its underlying value is driven by its utility as a store of value, means of exchange, and unit of account, and notably, the demand for ETH within various use cases of the ETH network. Just as oil is priced by the supply and demand of global markets, as a function of its utility to, for instance, power machines and create plastics, so too is ETH priced by the supply and demand of global markets for its own utility within Ethereum’s use cases. There is a risk if we are working through a staking pool to valuate ETH investors. We rely upon a pool operator to run the validator. There is a counterparty risk that the party with which we trust our assets may not uphold their side of the deal and fees or penalties may be assessed to the pool. These fees are typically assessed if the pool operator has downtime or dishonest actions. Finally, blockchains are new technologies and there is always an outside risk of a catastrophic chain failure that could put locked or staked funds at risk. The speculative and volatile nature of ETH and blockchain may materially and adversely affect the value of the Company’s securities.

The U.S. federal government, states, regulatory agencies, and foreign countries may also enact new laws and regulations, or pursue regulatory, legislative, enforcement or judicial actions, that could materially impact the price of digital assets or the ability of individuals or institutions such as us to own or transfer digital assets. For example, within the past several years:

•

President Trump signed an executive order instructing a working group comprised of representatives from key federal agencies to evaluate measures that can be taken to provide regulatory clarity and certainty built on technology-neutral regulations for individuals and firms involved in digital assets, including through well-defined jurisdictional regulatory boundaries. The working group released its report, "Recommendations to Strengthen American Leadership in Digital Financial Technology," on July 30, 2025;

•

In January 2025, the SEC announced the formation of a “Crypto Task Force,” which was created to provide clarity on the application of the federal securities laws to the crypto asset market and to recommend policy measures with respect to digital asset security status, registration and listing of digital asset-based investment vehicles, and digital asset custody, lending and staking;

•

In June 2023, the SEC filed complaints against Binance Holdings Ltd. and Coinbase, Inc., and their respective affiliated entities, relating to, among other claims, that each party was operating as an unregistered securities exchange, broker, dealer, and clearing agency;

•

In November 2023, the SEC filed a complaint against Payward Inc. and Payward Ventures Inc., together known as Kraken, alleging, among other claims, that Kraken’s crypto trading platform was operating as an unregistered securities exchange, broker, dealer, and clearing agency;

•	The European Union adopted Markets in Crypto Assets Regulation (“mica”), a comprehensive digital asset regulatory framework for the issuance and use of digital assets, like digital assets;
•	In June 2023, the United Kingdom adopted and implemented the Financial Services and Markets Act 2023 (“FSMA 2023”), which regulates market activities in “cryptoassets”; and
•

In November 2023, Binance Holdings Ltd. and its then chief executive officer reached a settlement with the U.S. Department of Justice, CFTC, the U.S. Department of Treasury’s Office of Foreign Asset Control, and

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The Financial Crimes Enforcement Network to resolve a multi-year investigation by the agencies and a civil suit brought by the CFTC, pursuant to which Binance Holdings Ltd. agreed to, among other things, pay $4.3 billion in penalties across the four agencies and to discontinue its operations in the United States.

While the complaint against Coinbase, Inc. was dismissed in February 2025, the complaint against Payward Inc. and Payward Ventures Inc. was dismissed with prejudice in March 2025, and the complaint against Binance Holdings Ltd. was dismissed on May 29, 2025, the SEC or other regulatory agencies may initiate similar actions in the future, which could materially impact the price of digital assets and our ability to own or transfer digital assets.

It is not possible to predict whether or when new laws will be enacted that change the legal framework governing digital assets or provide additional authorities to the SEC or other regulators, or whether or when any other federal, state or foreign legislative bodies will take any similar actions. It is also not possible to predict the nature of any such additional laws or authorities, how additional legislation or regulatory oversight might impact the ability of digital asset markets to function, the willingness of financial and other institutions to continue to provide services to the digital assets industry, or how any new laws or regulations, or changes to existing laws or regulations, might impact the value of digital assets generally and ETH specifically. The consequences of any new law or regulation relating to digital asset activities could adversely affect the market price of digital assets, as well as our ability to hold or transact in digital assets, and in turn adversely affect the market price of our listed securities.

Moreover, the risks of engaging in a digital assets treasury strategy are relatively novel and have created, and could continue to create, complications due to the lack of experience that third parties have with companies engaging in such a strategy, such as increased costs of director and officer liability insurance or the potential inability to obtain such coverage on acceptable terms in the future.

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The growth of the digital assets industry in general, and the use and acceptance of digital assets in particular, may also impact the price of digital assets and is subject to a high degree of uncertainty. The pace of worldwide growth in the adoption and use of digital assets may depend, for instance, on public familiarity with digital assets, ease of buying, accessing or gaining exposure to digital assets, institutional demand for digital assets as an investment asset, the participation of traditional financial institutions in the digital assets industry, consumer demand for digital assets as a store of value or means of payment, and the availability and popularity of alternatives to digital assets. Even if growth in digital assets adoption occurs in the near or medium-term, there is no assurance that digital assets usage will continue to grow over the long-term.

Because digital assets have no physical existence beyond the record of transactions on the blockchain, a variety of technical factors related to the blockchain could also impact the price of ETH and other cryptocurrencies. For example, malicious attacks by miners, inadequate mining fees to incentivize validating of digital assets transactions, hard “forks” in the blockchain into multiple blockchains, and advances in digital computing, algebraic geometry, and quantum computing could undercut the integrity of the digital assets blockchain and negatively affect the price of digital assets. The liquidity of digital assets may also be reduced and damage to the public perception of digital assets may occur, if financial institutions were to deny or limit banking services to businesses that hold digital assets, provide digital assets-related services or accept digital assets as payment, which could also decrease the price of digital assets. Actions by U.S. banking regulators, such as the issuance in February 2023 by Federal banking agencies of the “Interagency Liquidity Risk Statement,” which cautioned banks on contagion risks posed by providing services to digital assets customers, and similar actions, have in the past resulted in or contributed to reductions in access to banking services for digital assets-related customers and service providers, or the willingness of traditional financial institution to participate in markets for digital assets. The liquidity of digital assets may also be impacted to the extent that changes in applicable laws and regulatory requirements negatively impact the ability of exchanges and trading venues to provide services for digital assets.

The availability of spot ETPs for ETH and other digital assets may adversely affect the market price of our listed securities.

Although digital assets have experienced a surge of investor attention since Bitcoin was invented in 2008, until recently investors in the United States had limited means to gain direct exposure to digital assets through traditional investment channels, and instead generally were only able to hold digital assets through “hosted” wallets provided by digital asset service providers or through “unhosted” wallets that expose the investor to risks associated with loss or hacking of their private keys. Given the relative novelty of digital assets, general lack of familiarity with the processes needed to hold digital assets directly, as well as the potential reluctance of financial planners and advisers to recommend direct digital assets holdings to their retail customers because of the manner in which such holdings are custodied, some investors have sought exposure to digital assets through investment vehicles that hold digital assets and issue shares representing fractional undivided interests in their underlying digital assets holdings. These vehicles, which were previously offered only to “accredited investors” on a private placement basis, have in the past traded at substantial premiums to net asset value, possibly due to the relative scarcity of traditional investment vehicles providing investment exposure to digital assets.

On January 10, 2024, the SEC approved the listing and trading of spot digital assets exchange-traded products (the “ETP”), the shares of which can be sold in public offerings and are traded on U.S. national securities exchanges. The approved ETPs commenced trading directly to the public on January 11, 2024, with a trading volume of $4.6 billion on the first trading day. To the extent investors view our shares as providing exposure to digital assets, it is possible that the value of our shares may be influenced by the trading activity and performance of these spot digital assets ETPs. Additionally, on May 23, 2024, the SEC approved rule changes permitting the listing and trading of spot ETPs that invest in ether, the main crypto asset supporting the Ethereum blockchain. The approved spot ETPs commenced trading directly to the public on July 23, 2024. The listing and trading of spot ETPs for ether offers investors another alternative to gain exposure to digital assets, which could result in a decline in the trading price of digital assets as well as a decline in the value of our shares relative to the value of our digital assets.

Although we are an operating pharmaceutical company, and we believe we offer a differentiated value proposition that combines our core pharmaceutical operations with digital assets treasury exposure, investors may nevertheless view our securities primarily as a digital asset investment vehicle. They may choose to invest in alternative digital assets products for various reasons, including: (i) preference for "pure play" digital assets exposure without operational business risks; (ii) different tax treatment or regulatory structure; (iii) enhanced liquidity or trading characteristics; (iv) lower fees or expense ratios; or (v) different levels of transparency regarding digital assets holdings and net asset value calculations.

Unlike dedicated digital assets investment vehicles, we: (i) do not seek to track the value of digital assets or provide daily transparency regarding our digital assets holdings; (ii) are subject to the operational risks and capital allocation decisions of a diversified pharmaceutical business; (iii) may use digital assets holdings for strategic purposes beyond pure investment returns; (iv) are subject to different regulatory requirements as a pharmaceutical company rather than an investment vehicle; and (v) may face conflicts between optimizing digital assets returns and pursuing our core business objectives. If our combined business model is viewed favorably relative to pure digital assets exposure, our securities may trade at a premium. These valuation dynamics may increase the volatility of our share price and could result in our securities underperforming both our underlying digital assets holdings and our operational business performance.

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Furthermore, recommendations by broker-dealers to buy, hold, or sell complex products and non-traditional ETPs, or an investment strategy involving such products, may be subject to additional or heightened scrutiny that would not be applicable to broker-dealers making recommendations with respect to our securities. Based on how we are viewed in the market relative to ETPs, and other vehicles which offer economic exposure to digital assets, such as digital assets futures exchange-traded funds (the “ETF”), leveraged digital assets futures ETFs, and similar vehicles offered on international exchanges, any premium or discount in our shares relative to the value of our digital assets holdings may increase or decrease in different market conditions.

As a result of the foregoing factors, availability of spot ETPs for ETH and other digital assets could have a material adverse effect on the market price of our listed securities.

Our digital assets treasury strategy subjects us to enhanced regulatory oversight.

As noted above, several spot digital assets RTPs have received approval from the SEC to list their shares on a U.S. national securities exchange with continuous share creation and redemption at net asset value. Even though we are not, and do not function in the manner of, a spot digital assets ETP, it is possible that we nevertheless could face regulatory scrutiny from the SEC or other federal agencies due to our digital asset holdings.

In addition, there has been increasing focus on the extent to which digital assets can be used to launder the proceeds of illegal activities, fund criminal or terrorist activities, or circumvent sanctions regimes, including those sanctions imposed in response to the ongoing conflict between Russia and Ukraine. While we have implemented and maintain policies and procedures reasonably designed to promote compliance with applicable anti-money laundering and sanctions laws and regulations and take care to only acquire our digital assets through entities subject to anti-money laundering regulation and related compliance rules in the United States, if we are found to have purchased any of our digital assets from bad actors that have used digital assets to launder money or persons subject to sanctions, we may be subject to regulatory proceedings and any further transactions or dealings in digital assets by us may be restricted or prohibited.

A portion of our digital asset holdings may serve as collateral securing our future indebtedness, and we may incur additional indebtedness or enter into other financial instruments in the future that may be collateralized by our digital assets holdings. We may also consider pursuing strategies to create income streams or otherwise generate funds using our digital assets holdings. These types of digital assets-related transactions are the subject of enhanced regulatory oversight. These and any other digital assets-related transactions we may enter into, beyond simply acquiring and holding digital assets, may subject us to additional regulatory compliance requirements and scrutiny, money transmitter licensing requirements and various commodity and securities laws and regulations.

Additional laws, guidance and policies may be issued by domestic and foreign regulators following the filing for Chapter 11 bankruptcy protection by FTX, one of the world’s largest cryptocurrency exchanges, in November 2022. The FTX collapse may have increased regulatory focus on the digital assets industry. Increased enforcement activity and changes in the regulatory environment, including changing interpretations and the implementation of new or varying regulatory requirements by the government or any new legislation affecting digital assets, as well as enforcement actions involving or impacting our trading venues, counterparties and custodians, may impose significant costs or significantly limit our ability to hold and transact in digital assets.

In addition, private actors that are wary of digital assets or the regulatory concerns associated with digital assets have in the past taken and may in the future take further actions that may have an adverse effect on our business or the market price of our listed securities. For example, it is possible that a financial institution could restrict customers From buying our shares if it were to determine that the value of our shares is closely tied to the performance of digital assets, signaling a reluctance to facilitate exposure to virtual currencies.

Due to the unregulated nature and lack of transparency surrounding the operations of many digital assets trading venues, digital assets trading venues may experience greater fraud, security failures or regulatory or operational problems than trading venues for more established asset classes, which may result in a loss of confidence in digital assets trading venues and adversely affect the value of our digital assets.

Digital assets trading venues are relatively new and, in many cases, unregulated. Furthermore, there are many digital assets trading venues which do not provide the public with significant information regarding their ownership structure, management teams, corporate practices and regulatory compliance. As a result, the marketplace may lose confidence in digital assets trading venues, including prominent exchanges that handle a significant volume of digital assets trading and/or are subject to regulatory oversight, in the event one or more digital assets trading venues cease or pause for a prolonged period the trading of digital assets, or experience fraud, significant volumes of withdrawal, security failures or operational problems.

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In 2019 there were reports claiming that 80-95% of digital assets trading volume on trading venues was false or non-economic in nature, with specific focus on unregulated exchanges located outside of the United States. The SEC also alleged as part of its June 5, 2023, complaint against Binance Holdings Ltd. that Binance committed strategic and targeted “wash trading” through its affiliates to artificially inflate the volume of certain digital assets traded on its exchange. The SEC has also brought recent actions against individuals and digital asset market participants alleging that such persons artificially increased trading volumes in certain digital assets through “wash trades”, or repeated buying and selling of the same assets in fictitious transactions to manipulate their underlying trading price. Such reports and allegations may indicate that the digital assets market is significantly smaller than expected and that the United States makes up a significantly larger percentage of the digital assets market than is commonly understood. Any actual or perceived wash trading in the digital assets market, and any other fraudulent or manipulative acts and practices, could adversely affect the value of our digital assets.

Negative perception, a lack of stability in the broader digital assets markets and the closure, temporary shutdown or operational disruption of digital assets trading venues, lending institutions, institutional investors, institutional miners, custodians, or other major participants in the digital assets ecosystem, due to fraud, business failure, cybersecurity events, government-mandated regulation, bankruptcy, or for any other reason, may result in a decline in confidence in digital assets and the broader digital assets ecosystem and greater volatility in the price of digital assets.

The concentration of our digital asset holdings could enhance the risks inherent in our digital asset treasury strategy.

The concentration of our digital assets holdings in ETH limits the risk mitigation that we could achieve if we were to purchase a more diversified portfolio of treasury assets, and the absence of diversification enhances the risks inherent in our digital asset treasury strategy. Any future significant declines in the price of digital assets would have, a more pronounced impact on our financial condition than if we used our cash to purchase a more diverse portfolio of assets.

The emergence or growth of other digital assets, including those with significant private or public sector backing, could have a negative impact on the price of digital assets and adversely affect our business.

As a result of our digital assets treasury strategy, our assets are concentrated in our Ethereum (ETH) holdings. Accordingly, the emergence or growth of digital assets other than ETH may have a material adverse effect on our financial condition. As of the date of this prospectus, ETH is the second largest digital asset by market capitalization. However, there are numerous alternative digital assets and many entities, including consortiums and financial institutions, are researching and investing resources into private or permissioned blockchain platforms or digital assets that do not use proof-of-work mining like the Bitcoin network. For example, in late 2022, the Ethereum network transitioned to a “proof-of-stake” mechanism for validating transactions that requires significantly less computing power than proof-of-work mining. The Ethereum network has completed another major upgrade since then and may undertake additional upgrades in the future. If the mechanisms for validating transactions of other alternative digital assets are perceived as superior to the ETH model, those digital assets could gain market share relative to digital assets.

Other alternative digital assets that compete with ETH in certain ways include “stablecoins,” which are designed to maintain a constant price because of, for instance, their issuers’ promise to hold high-quality liquid assets (such as U.S. dollar deposits and short-term U.S. treasury securities) equal to the total value of stablecoins in circulation. Stablecoins have grown rapidly as an alternative to ETH and other digital assets as a medium of exchange and store of value, particularly on digital asset trading platforms. As of March 31, 2026, two of the seven largest digital assets by market capitalization were U.S. dollar-pegged stablecoins.

Additionally, central banks in some countries have started to introduce digital forms of legal tender. For example, China’s central bank digital currency (CBDC) project was made available to consumers in January 2022, and governments including the United States, the United Kingdom, the European Union, and Israel have been discussing the potential creation of new CBDCs. Whether or not they incorporate blockchain or similar technology, CBDCs, as legal tender in the issuing jurisdiction, could also compete with, or replace, ETH and other digital assets as a medium of exchange or store of value. As a result, the emergence or growth of these or other digital assets could cause the market price of digital assets to decrease, which could have a material adverse effect on our business, prospects, financial condition, and operating results.

Our digital assets holdings will be less liquid than our existing cash and cash equivalents and may not be able to serve as a source of liquidity for us to the same extent as cash and cash equivalents.

Historically, the digital assets market has been characterized by significant volatility in price, limited liquidity and trading volumes compared to sovereign currencies markets, relative anonymity, a developing regulatory landscape, potential susceptibility to market abuse and manipulation, compliance and internal control failures at exchanges, and various other risks inherent in its entirely electronic, virtual form and decentralized network. During times of market instability, we may not be able to sell our digital assets at favorable prices or at all. For example, a number of ETH trading venues, such as Binance and Celsius Network, temporarily halted deposits and withdrawals in 2022. As a result, our digital assets holdings may not be able to serve as a source of liquidity for us to the same extent as cash and cash equivalents.

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Further, digital assets we hold with our custodians and transact with our trade execution partners does not enjoy the same protections as are available to cash or securities deposited with or transacted by institutions subject to regulation by the Federal Deposit Insurance Corporation or the Securities Investor Protection Corporation.

Additionally, we may be unable to enter into term loans or other capital raising transactions collateralized by our unencumbered digital assets or otherwise generate funds using our digital assets holdings, including in particular during times of market instability or when the price of digital assets has declined significantly. If we are unable to sell our digital assets, enter into additional capital raising transactions, including capital raising transactions using digital assets as collateral, or otherwise generate funds using our digital assets holdings, or if we are forced to sell our digital assets at a significant loss, in order to meet our working capital requirements, our business and financial condition could be negatively impacted.

If we or our third-party service providers experience a security breach or cyberattack and unauthorized parties obtain access to our digital assets, or if our private keys are lost or destroyed, or other similar circumstances or events occur, we may lose some or all of our digital assets and our financial condition and results of operations could be materially adversely affected.

Substantially all of the digital assets we own will be held in custody accounts at institutional-grade digital asset custodians. Security breaches and cyberattacks are of particular concern with respect to our digital assets. ETH and other blockchain-based cryptocurrencies and the entities that provide services to participants in the digital assets ecosystem have been, and may in the future be, subject to security breaches, cyberattacks, or other malicious activities. For example, in October 2021 it was reported that hackers exploited a flaw in the account recovery process and stole from the accounts of at least 6,000 customers of the Coinbase exchange, although the flaw was subsequently fixed and Coinbase reimbursed affected customers. Similarly, in November 2022, hackers exploited weaknesses in the security architecture of the FTX Trading digital asset exchange and reportedly stole over $400 million in digital assets from customers. A successful security breach or cyberattack could result in:

a partial or total loss of our digital assets in a manner that may not be covered by insurance or the liability provisions of the custody agreements with the custodians who hold our digital assets;

harm to our reputation and brand;

improper disclosure of data and violations of applicable data privacy and other laws; or

significant regulatory scrutiny, investigations, fines, penalties, and other legal, regulatory, contractual and financial exposure.

Further, any actual or perceived data security breach or cybersecurity attack directed at other companies with digital assets or companies that operate digital asset networks, regardless of whether we are directly impacted, could lead to a general loss of confidence in the broader digital assets blockchain ecosystem or in the use of the digital assets network to conduct financial transactions, which could negatively impact us.

Attacks upon systems across a variety of industries, including industries related to digital assets, are increasing in frequency, persistence, and sophistication, and, in many cases, are being conducted by sophisticated, well-funded and organized groups and individuals, including state actors. The techniques used to obtain unauthorized, improper or illegal access to systems and information (including personal data and digital assets), disable or degrade services, or sabotage systems are constantly evolving, may be difficult to detect quickly, and often are not recognized or detected until after they have been launched against a target. These attacks may occur on our systems or those of our third-party service providers or partners. We may experience breaches of our security measures due to human error, malfeasance, insider threats, system errors or vulnerabilities or other irregularities. In particular, unauthorized parties have attempted, and we expect that they will continue to attempt, to gain access to our systems and facilities, as well as those of our partners and third-party service providers, through various means, such as hacking, social engineering, phishing and fraud. In the past, hackers have successfully employed a social engineering attack against one of our service providers and misappropriated our digital assets, although, to date, such events have not been material to our financial condition or operating results. Threats can come from a variety of sources, including criminal hackers, hacktivists, state-sponsored intrusions, industrial espionage, and insiders. In addition, certain types of attacks could harm us even if our systems are left undisturbed. For example, certain threats are designed to remain dormant or undetectable, sometimes for extended periods of time, or until launched against a target and we may not be able to implement adequate preventative measures. Further, there has been an increase in such activities due to the increase in work-from-home arrangements since the onset of the COVID-19 pandemic. The risk of cyberattacks could also be increased by cyberwarfare in connection with geopolitical conflicts, such as the ongoing Russia-Ukraine conflict, including potential proliferation of malware into systems unrelated to such conflicts. Any future breach of our operations or those of others in the digital assets industry, including third-party services on which we rely, could materially and adversely affect our business.

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We face risks relating to the custody of our digital assets, including the loss or destruction of private keys required to access our digital assets and cyberattacks or other data loss relating to our digital assets.

We will hold our digital assets with regulated custodians that have duties to safeguard our private keys. Our custodial services contracts will not restrict our ability to reallocate our digital assets among our custodians, and our digital assets holdings may be concentrated with a single custodian from time to time. In light of the significant amount of digital assets we will hold, we will continually seek to engage additional custodians to achieve a greater degree of diversification in the custody of our digital assets as the extent of potential risk of loss is dependent, in part, on the degree of diversification. If there is a decrease in the availability of digital asset custodians that we believe can safely custody our digital assets, for example, due to regulatory developments or enforcement actions that cause custodians to discontinue or limit their services in the United States, we may need to enter into agreements that are less favorable or take other measures to custody our digital assets, and our ability to seek a greater degree of diversification in the use of custodial services would be materially adversely affected.

Any insurance that may cover losses of our digital assets holdings will cover only a small fraction of the value of the entirety of our digital assets holdings, and there can be no guarantee that such insurance will be maintained as part of the custodial services we have or that such coverage will cover losses with respect to our digital assets. Moreover, our use of custodians exposes us to the risk that the digital assets our custodians hold on our behalf could be subject to insolvency proceedings and we could be treated as a general unsecured creditor of the custodian, inhibiting our ability to exercise ownership rights with respect to such digital assets. Any loss associated with such insolvency proceedings is unlikely to be covered by any insurance coverage we may maintain related to our digital assets.

ETH and other digital assets are controllable only by the possessor of both the unique public key and private key(s) relating to the local or online digital wallet in which the digital assets is held. While the digital assets blockchain ledger requires a public key relating to a digital wallet to be published when used in a transaction, private keys must be safeguarded and kept private in order to prevent a third party from accessing ETH held in such wallet. To the extent the private key(s) for a digital wallet are lost, destroyed, or otherwise compromised and no backup of the private key(s) is accessible, neither we nor our custodians will be able to access the digital assets held in the related digital wallet. Furthermore, we cannot provide assurance that our digital wallets, nor the digital wallets of our custodians held on our behalf, will not be compromised as a result of a cyberattack. ETH and blockchain ledger, as well as other digital assets and blockchain technologies, have been, and may in the future be, subject to security breaches, cyberattacks, or other malicious activities.

Regulatory change reclassifying that digital assets is offered and sold as a security could lead to our classification as an “investment company” under the Investment Company Act of 1940 and could adversely affect the market price of digital assets and the market price of our listed securities.

Under Sections 3(a)(1)(A) and (C) of the Investment Company Act of 1940 (the “Investment Company Act”), a company generally will be deemed to be an “investment company” for purposes of the Investment Company Act if (i) it is, or holds itself out as being, engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities or (ii) it engages, or proposes to engage, in the business of investing, reinvesting, owning, holding or trading in securities and it owns or proposes to acquire investment securities having a value exceeding 40% of the value of its total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis.

A significant portion of our assets are concentrated in our digital assets holdings. While senior SEC officials have stated their view that ETH is not offered and sold as a “security” for purposes of the federal securities laws, a contrary determination by the SEC could lead to our classification as an “investment company” under the Investment Company Act, which would subject us to significant additional regulatory controls that could have a material adverse effect on our ability to execute on our digital assets treasury strategy, and our business and operations and may also require us to substantially change the manner in which we conduct our business.

In addition, if digital assets are determined to be offered and sold as a security for purposes of the federal securities laws, the additional regulatory restrictions imposed by such a determination could adversely affect the market price of digital assets and in turn adversely affect the market price of our listed securities.

We are not subject to legal and regulatory obligations that apply to investment companies such as mutual funds and exchange-traded funds, or to obligations applicable to investment advisers.

Mutual funds, ETFs and their directors and management are subject to extensive regulation as “investment companies” and “investment advisers” under U.S. federal and state law; this regulation is intended for the benefit and protection of investors. We are not subject to, and do not otherwise voluntarily comply with, these laws and regulations. This means, among other things, that the execution of or changes to our digital assets treasury strategy, our use of leverage, the manner in which our digital assets is custodied, our ability to engage in transactions with affiliated parties and our operating and investment activities generally are not subject to the extensive legal and regulatory requirements and prohibitions that apply to investment companies and investment advisers. Our Board of Directors will have broad discretion over the investment, leverage and cash management policies it authorizes, whether in respect of our digital assets holdings or other activities we may pursue, and has the power to change our current policies, including our strategy of acquiring and holding digital assets.

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Our digital assets treasury strategy exposes us to risk of non-performance by counterparties.

Our digital assets treasury strategy exposes us to the risk of non-performance by counterparties, whether contractual or otherwise. Risk of non-performance includes inability or refusal of a counterparty to perform because of a deterioration in the counterparty’s financial condition and liquidity or for any other reason. For example, our execution partners, custodians, or other counterparties might fail to perform in accordance with the terms of our agreements with them, which could result in a loss of digital assets, a loss of the opportunity to generate funds, or other losses.

Our primary counterparty risk with respect to our digital assets is custodian performance obligations under custody arrangement we have entered into. A series of recent high-profile bankruptcies, closures, liquidations, regulatory enforcement actions and other events relating to companies operating in the digital asset industry, including the filings for bankruptcy protection by Three Arrows Capital, Celsius Network, Voyager digital, FTX Trading and Genesis Global Capital, the closure or liquidation of certain financial institutions that provided lending and other services to the digital assets industry, including Signature Bank and Silvergate Bank, SEC enforcement actions against Coinbase, Inc., Binance Holdings Ltd., and Kraken, the placement of Prime Trust, LLC into receivership following a cease-and-desist order issued by Nevada’s Department of Business and Industry, and the filing and subsequent settlement of a civil fraud lawsuit by the New York Attorney General against Genesis Global Capital, its parent company digital Currency Group, Inc., and former partner Gemini Trust Company have highlighted the perceived and actual counterparty risk applicable to digital asset ownership and trading. Although these bankruptcies, closures and liquidations have not resulted in any loss or misappropriation of our digital assets, nor have such events adversely impacted our access to our digital assets, legal precedent created in these bankruptcy and other proceedings may increase the risk of future rulings adverse to our interests in the event one or more of our custodians becomes a debtor in a bankruptcy case or is the subject of other liquidation, insolvency or similar proceedings.

While all of our custodians are subject to regulatory regimes intended to protect customers in the event of a custodial bankruptcy, receivership or similar insolvency proceeding, no assurance can be provided that our custodially-held digital assets will not become part of the custodian’s insolvency estate if one or more of our custodians enters bankruptcy, receivership or similar insolvency proceedings. Additionally, if we pursue any strategies to create income streams or otherwise generate funds using our digital assets holdings, we would become subject to additional

Counterparty risks. Any significant non-performance by counterparties, including in particular the custodians with which we custody substantially all of our digital assets, could have a material adverse effect on our business, prospects, financial condition, and operating results.

Our use of leverage to acquire digital assets could increase the risk of our digital asset treasury strategy.

We may in the future utilize leverage to acquire digital assets, which magnifies the potential for loss with our digital asset treasury strategy. As we may use leverage to partially finance our acquisition of digital assets, you will experience increased risks of investing in our securities. If the value of our digital assets increase, then leveraging would cause the value attributable to our shares to increase more sharply than it would have had we not leveraged. Conversely, if the value of our digital assets decreases, leveraging would cause the value of our digital assets to decline more sharply than it otherwise would have had we not leveraged our business. Such a decline could negatively affect our ability to service, repurchase, repay or collateralize our debt. The effects of leverage could cause any decrease in asset value for any losses to be greater than any increase in asset value for any corresponding gains. If we incur additional leverage, you will experience increased risks of investing in our shares.

Risks Associated with the Ethereum Network.

ETH is dependent on Ethereum network developers.

While many contributors to the Ethereum network’s open-source software are employed by companies in the industry, most of them are not directly compensated for helping to maintain the protocol. As a result, there are no contracts or guarantees that they will continue to contribute to the Ethereum network’s software (https://github.com/ether and https://github.com/orgs/ether/people).

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Issues related to cryptography underlying the Ethereum Network may affect the network.

Although the Ethereum network is one of the world’s most established digital asset networks, the Ethereum network and other cryptographic and algorithmic protocols governing the issuance of digital assets represent a new and rapidly evolving industry that is subject to a variety of factors that are difficult to evaluate. In the past, flaws in the source code for digital assets have been exposed and exploited, including flaws that disabled some functionality for users, exposed users’ personal information and/or resulted in the theft of users’ digital assets. The cryptography underlying ETH could prove to be flawed or ineffective, or developments in mathematics and/or technology, including advances in digital computing, algebraic geometry and quantum computing, could result in such cryptography becoming ineffective. In any of these circumstances, a malicious actor may be able to take the ETH held by the Company. Moreover, functionality of the Ethereum network may be negatively affected such that it is no longer attractive to users, thereby dampening demand for ETH. Even if digital assets other than ETH were affected by similar circumstances, any reduction in confidence in the source code or cryptography underlying digital assets generally could negatively affect the demand for digital assets and therefore adversely affect the business of the Company.

Disputes on the development of the Ethereum Network may lead to delays in the development of the network.

There can be disputes between contributors on the best paths forward in building and maintaining the Ethereum network’s software. Furthermore, the stakers supporting the network and other developers and users of the network can disagree with the contributors as well, creating greater debate. Therefore, the Ethereum community often iterates slowly upon contentious protocol issues, which many perceive as prudently conservative, while others worry that it inhibits innovation. It will be important for the community to continue to develop at a pace that meets the demand for transacting in ETH, otherwise users may become frustrated and lose faith in the network. As a decentralized network, strong consensus and unity is particularly important to respond to potential growth and scalability challenges.

The Ethereum Blockchain may temporarily or permanently fork and/or split.

The Ethereum network’s software and protocol are open source. When a modification is released by the developers and a substantial majority of participants consent to the modification, the change is implemented and the Ethereum network continues uninterrupted. However, if a change were activated with less than a substantial majority consenting to the proposed modification, and the modification is not compatible with the software prior to its modification, the consequence would be what is known as a “hard fork” (i.e., a split) of the Ethereum network (and the blockchain). One blockchain would be maintained by the pre-modification software and the other by the post-modification software. The effect is that both blockchain algorithms would be running parallel to one another, but each would be building an independent blockchain with independent native assets.

A hard fork could present problems such as two copies of a token for the same non-fungible tokens (NFTs). It could also present a problem for a customer having to choose to provide services with respect to digital assets resulting from a fork. In addition, digital asset loan agreements often dictate when and how each of the lender or the borrower of a digital asset pledging a certain digital asset gets the benefit of forked coins in the event of a hard fork. Similarly, derivative counterparties using ISDA-based contractual documentation may be subject to hard fork-related termination events.

Although forks are likely to be addressed by a community-led effort to merge the two groups, such a fork could still adversely affect ETH’s viability.

If a person gains a 33% or more share of the Ethereum Validators the network may become unreliable.

According to Ethereum.org, the likelihood of successful attacks on the Ethereum network increases as the proportion of staked ETH controlled by the attacker increases. If an attacker controls 33% or more of the total stake, they can prevent the chain from finalizing by having 33% or more of the staked ETH maliciously attesting or failing to attest. If an attacker controls about 50% of the total stake, they could theoretically split the chain into two equally sized forks and then simply use their entire 50.1% stake to vote contrarily to the honest validator set, thereby maintaining the two forks and preventing finality. If an attacker controls 66% or more of the total stake, they simply vote for their preferred fork and then finalize it, simply because they can vote with a dishonest supermajority.

The ETH Network is fully dependent on the Internet, and as such, vulnerable to disruption.

Users and developers access Ethereum via the Internet. Thus, the Ethereum network is dependent upon the continued functioning of the Internet. Any disruption in the World Wide Web may result in a temporary or even permanent loss of access to our digital asset holdings.

Attacks on the Ethereum Network may affect the holders of ETH.

The ETH network is periodically subject to distributed denial of service attacks to clog the list of transactions being tabulated by miners, which can slow the confirmation of authentic transactions. Another avenue of attack would be if a large number of miners were taken offline then it could take some time before the difficulty of the mining process algorithmically adjusts, which would stall block creation time and therefore transaction confirmation time. Thus far these scenarios have not plagued the network for long or in a systemic manner. This risk is expected to be substantially mitigated on Ethereum 2.0, as the pos method of validating transactions was expected to improve the speed and efficiency of the network.

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Risks Related to Staking.

Staking activities involve significant risks, including the risks of borrower default, operational failures and the potential loss of ETH, which could materially and adversely affect our financial performance and the value of our digital assets.

As noted above, staking ETH exposes us to a variety of operational, economic, technological, and regulatory risks. Although staking can generate rewards, the process involves locking or delegating our digital assets to a validator, thereby restricting our immediate liquidity and ability to freely sell these assets Any operational disruptions, cybersecurity breaches, or software errors affecting our staking providers, validators, or the underlying blockchain network, including failures of the protocol to effect on-chain staking distributions, may result in partial or total loss of our staked digital assets

Unlike traditional financial instruments, staking and on-chain reward distributions are often final and irreversible once executed, increasing the risk associated with potential human errors, operational failures, or malicious activities. Additionally, the underlying validator operations and staking infrastructure may be subject to technical vulnerabilities or exploits. A failure, security breach, or operational deficiency in validator performance or infrastructure could significantly reduce or eliminate staking rewards or result in economic penalties that adversely affect our financial condition

As noted above, we depend on third-party providers, such as our custodian, and affiliated or independent validators to facilitate and manage our staking activities. If our custodian or validator experiences financial distress, insolvency, cybersecurity incidents, or other operational failures, we may experience significant delays or difficulty recovering staked assets, lose expected staking rewards, or incur permanent loss of the underlying staked assets.

Staking activities may also subject us to regulatory uncertainty and evolving interpretations of securities, commodities, and financial services laws. Regulators may impose licensing, registration, reporting, or other compliance requirements on our staking activities, leading to increased legal and operational burdens, costs, or interruptions. Furthermore, we may be required to alter, limit, or cease staking activities altogether in response to future regulatory or enforcement developments.

With respect to staking activities, the custodian’s or an affiliate’s liability for direct damages, including slashing penalties or missed staking rewards, is also limited.

The occurrence of any of these risks could materially impair our crypto asset holdings, adversely affect the financial performance of our business, and significantly diminish the value of our digital assets holdings. Our ability to recover losses may be further limited by contractual liability caps, exclusive remedies, and arbitration provisions in our agreements with key providers.

Our reliance on the custodian and its third-party validator for staking activities creates concentration and related risks.

As noted above, we rely on the custodian to facilitate our staking activities with respect to our digital asset holdings. Through its staking services, the custodian holds and facilitates the staking of our digital assets through third-party validators. Neither the custodian nor any validator guarantees staking rewards, uninterrupted service, or protection against all operational or security risks. Our staked assets could be subject to loss, reduction, or impaired liquidity due to validator performance issues, slashing-like economic penalties (in the form of reduced or eliminated rewards), cybersecurity breaches, network disruptions, regulatory actions, or technical failures affecting the custodian’s staking infrastructure or the blockchain itself.

In addition, our reliance on a limited number of third-party providers, creates a concentration of operational risk. The failure, underperformance, insolvency, or malfeasance of any key provider could materially and adversely affect our assets and staking operations. This could result in our assets remaining unstaked, thereby causing us to forego anticipated staking rewards, or forcing us to hurriedly redelegate our assets, potentially leading to suboptimal returns or additional costs.

Furthermore, any material changes in the terms or fee structures imposed by our staking providers, including increased commission rates, more restrictive withdrawal conditions, or diminished service quality, may significantly reduce our net rewards, making our staking activities financially less attractive. Limited diversification among staking counterparties exacerbates our exposure to the operational, financial, and cybersecurity risks specific to these providers, analogous to counterparty risk in traditional financial services. Consequently, operational failures, security incidents, regulatory issues, or adverse business developments affecting our primary staking counterparties could significantly harm our business, financial condition, and the value of our crypto asset holdings.

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Our digital asset staking relies on the custodian and our validators, who may utilize Subnet Automated Market Maker (“AMM”) pools, exposing us to additional liquidity, market, and operational risks beyond our direct control.

We stake our digital assets through arrangements facilitated and managed by the custodian and its selected validators ( the “Validators”). We do not currently engage in subnet staking or participate in AMM pools, but may do so in the future. Should we do so in the future, the economic viability of subnet AMM pools remains largely unproven, and these pools are subject to experimental and rapidly evolving technological and regulatory environments. Any adverse event affecting these AMM pools, including but not limited to unfavorable market conditions, liquidity shortages, smart contract vulnerabilities, cybersecurity breaches, or operational failures, could result in significant financial losses, impairment of the liquidity or value of our staked assets, or even total loss of our crypto assets.

Risks Related to Solana Holdings

We may include Solana in our digital asset treasury strategy, and we may be unable to successfully implement this new strategy.

We intend to include Solana tokens (SOL) in our digital asset treasury strategy, including potential acquisitions through staking and other decentralized finance activities. There is no assurance that we will be able to successfully implement this new strategy or operate Solana-related activities at the scale or profitability currently anticipated. Solana operates with a proof-of-stake combined with proof-of-history consensus mechanism, which differs significantly from Bitcoin’s proof-of-work mining mechanism. This strategy requires specialized employee skillsets and operational, technical and compliance infrastructure to support SOL and related staking activities. This also requires that we implement different security protocols, and treasury management practices. Further, there is ongoing scrutiny and limited formal guidance from regulatory agencies, including Nasdaq and the SEC, with respect to the treatment of public company cryptocurrency strategies. There is no assurance that we will be able to execute this strategy by building out the needed infrastructure within any reasonable timeframe. Errors by key management could result in significant loss of funds and reduced rewards. As a result, our acquisition of SOL could have a material adverse effect on our business and financial condition.

Solana is created and transmitted through the operations of the peer-to-peer Solana network, a decentralized network of computers running software following the Solana protocol. If the Solana network is disrupted or encounters any unanticipated difficulties, the value of SOL could be negatively impacted.

If the Solana network is disrupted or encounters any unanticipated difficulties, then the processing of transactions on the Solana network may be disrupted, which, in turn, may prevent us from depositing or withdrawing SOL from our accounts with our custodian or otherwise affecting SOL transactions. Such disruptions could include, for example: the insolvency, business failure, interruption, default, failure to perform, security breach, or other problems of participants, custodians, or others; the closing of SOL trading platforms due to fraud, failures, security breaches or otherwise; or network outages or congestion, power outages, or other problems or disruptions affecting the Solana network. In 2021 and 2022, the Solana network experienced performance degradation including liveness disruptions due to network congestion; although the Solana network was upgraded in 2023-2024 to address those congestion issues, there is no assurance that future issues may not arise. The implementation of material network upgrades, such as the Alpenglow consensus upgrade, approved by the Solana community in September 2025, or the continued integration of the Firedancer validator client, could result in future degradation of performance. Any disruption of the Solana network could materially impact the operation of decentralized finance on the network, resulting in the inability of the Company to transfer or sell SOL, and the price of SOL.

SOL and other digital assets are novel assets, and are subject to significant legal, commercial, regulatory and technical uncertainty, which could adversely affect the Company’s financial position, operations and prospects.

SOL and other digital assets, as well as applications on blockchain networks such as Solana, are relatively novel and are subject to significant uncertainty, which could adversely impact their price. The application of state and federal securities laws and other laws and regulations to digital assets and blockchain-based applications is unclear in certain respects, and it is possible that regulators in the United States or foreign jurisdictions may interpret or apply existing laws and regulations in a manner that adversely affects the price of SOL or other digital assets, or the ability of blockchain-based applications to operate.

The U.S. federal government, states, regulatory agencies, and foreign jurisdictions may also enact new laws and regulations, or pursue regulatory, legislative, enforcement or judicial actions, that could materially impact the price of SOL or the ability of individuals or institutions such as us to own or transfer SOL and utilize blockchain-based applications on networks such as Solana. For example, the U.S. executive branch, the SEC, the European Union’s Markets in Crypto Assets Regulation, among others, have been active in recent years, and in the United Kingdom, the Financial Services and Markets Act 2023 became law. Presently, the Digital Asset Market Clarity Act is under consideration in the U.S. Senate. It is not possible to predict whether, or when, any of these developments will lead to Congress granting additional authorities to the SEC, Commodity Futures Trading Commission (“CFTC”), or other regulators, or whether, or when, any other federal, state or foreign legislative bodies will take any similar actions. It is also not possible to predict the nature of any such additional authorities, how additional legislation or regulatory oversight might impact the ability of digital asset markets to function or the willingness of financial and other institutions to continue to provide services to the digital assets industry, nor how any new regulations or changes to existing regulations might impact the value of digital assets generally and SOL specifically. The consequences of increased regulation of digital assets and digital asset activities could adversely affect the market price of SOL and in turn adversely affect the market price of our Common Stock.

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Moreover, the risks of engaging in a digital asset treasury strategy are relatively novel and have created, and could continue to create, complications due to the lack of experience that third parties have with companies engaging in such a strategy, such as increased costs of director and officer liability insurance or the potential inability to obtain such coverage on acceptable terms in the future.

The growth of the digital assets industry in general, and the use and acceptance of SOL in particular, may also impact the price of SOL and is subject to a high degree of uncertainty. The pace of worldwide growth in the adoption and use of the Solana network and SOL may depend, for instance, on public familiarity with digital assets, ease of buying, accessing or gaining exposure to SOL, institutional demand for SOL as an investment asset, the participation of traditional financial institutions in the digital assets industry, consumer demand for SOL as a means of payment, and the availability and popularity of alternatives to SOL. Even if growth in SOL adoption occurs in the near or medium-term, there is no assurance that SOL and Solana network usage will continue to grow over the long term.

Because SOL have no physical existence beyond the record of transactions on the Solana blockchain, a variety of technical factors related to the Solana blockchain could also impact the price of SOL. For example, malicious attacks by validators, inadequate validation and staking rewards to incentivize validating of Solana transactions, hard “forks” of the Solana blockchain into multiple blockchains, difficulties with upgrades to the Solana network (such as the proposed Alpenglow consensus upgrade or integration of the Firedancer validator client) and advances in digital computing, algebraic geometry, and quantum computing could undercut the integrity of the Solana blockchain and negatively affect the price of SOL. The liquidity of SOL may also be reduced and damage to the public perception of Solana may occur, if financial institutions were to deny or limit banking services to businesses that hold SOL, provide Solana-related services or accept SOL as payment, which could also decrease the price of SOL. Similarly, the open-source nature of the Solana blockchain means the contributors and developers of the Solana blockchain are generally not directly compensated for their contributions in maintaining and developing the blockchain, and any failure to properly monitor and upgrade the Solana blockchain could adversely affect the Solana blockchain and negatively affect the price of SOL.

The liquidity of SOL may also be impacted to the extent that changes in applicable laws and regulatory requirements negatively impact the ability of exchanges and trading venues to provide services for SOL and other digital assets.

In connection with our SOL treasury strategy, we expect to interact with various smart contracts deployed on the Solana network, which may expose us to risks and technical vulnerabilities.

In connection with our SOL treasury strategy, including staking, liquid staking, and other decentralized finance activities, we expect to interact with various smart contracts deployed on the Solana network in order to optimize our strategy and generate income. Smart contracts are self-executing code that operate without human intervention once deployed. Although smart contracts are integral to the functionality of staking deposit contracts, liquid staking protocols, and decentralized finance applications, they are subject to many known risks such as technical vulnerabilities, coding errors, security flaws, and exploits. Any vulnerability in a smart contract we interact with could result in the loss or theft of SOL or other digital assets, which could have a materially adverse impact on our business. In addition, certain smart contracts are upgradable or subject to certain governance controls which could result in unforeseen code errors, asset or account freezing, or the loss of digital assets. A vulnerability in a smart contract could create an unintended and unforeseeable consequence that has adverse financial consequences, such as the loss of or inability to access funds. There is no assurance that the smart contracts we integrate with or rely upon will function as intended or remain secure. Exploitation of such vulnerabilities could have a material adverse effect on our business and financial condition.

The availability of spot Exchange-Traded Products for SOL and other digital assets may adversely affect the market price of our listed securities.

Although Bitcoin, SOL and other digital assets have experienced a surge of investor attention since Bitcoin was developed in 2008, until recently investors in the United States had limited means to gain direct exposure to SOL through traditional investment channels, and instead generally were only able to hold SOL through “hosted” wallets provided by digital asset service providers or through “unhosted” wallets that expose the investor to risks associated with loss or hacking of their private keys. Given the relative novelty of digital assets, general lack of familiarity with the processes needed to hold SOL directly, as well as the potential reluctance of financial planners and advisers to recommend direct SOL holdings to their retail customers because of the manner in which such holdings are custodied, some investors have sought exposure to Bitcoin, SOL and other digital assets through investment vehicles that hold Bitcoin, SOL and other digital assets and issue shares representing fractional undivided interests in their underlying digital asset holdings. These vehicles, which were previously offered only to “accredited investors” on a private placement basis, have in the past traded at substantial premiums (and sometimes discounts) to net asset value, possibly due to the relative scarcity of traditional investment vehicles providing investment exposure to digital assets.

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On January 10, 2024, the SEC approved the listing and trading of spot Bitcoin exchange-traded products (“ETPs”), the shares of which can be sold in public offerings and are traded on U.S. national securities exchanges. The approved ETPs commenced trading directly to the public on January 11, 2024, with a trading volume of $4.6 billion on the first trading day. The SEC has approved the listing of spot SOL ETPs in October 2025. To the extent investors view our Common Stock as providing exposure to SOL, it is possible that the value of our Common Stock may also include a premium over the value of our SOL due to the prior scarcity of traditional investment vehicles providing investment exposure to SOL and other digital assets, and that the value of our Common Stock may decline due to investors having a greater range of options to gain exposure to SOL if investors choose to gain such exposure through ETPs rather than our Common Stock. The listing and trading of spot ETPs for SOL or other digital assets offers investors another alternative to gain exposure to digital assets, which could result in a decline in the trading price of SOL as well as a decline in the value of our Common Stock relative to the value of our SOL.

As a result of the foregoing factors, availability of spot ETPs for Bitcoin, SOL and other digital assets could have a material adverse effect on the market price of our listed securities.

Digital asset lending arrangements may expose us to risks of borrower default, operational failures and cybersecurity threats.

Although we do not intend to lend SOL to counterparties, from time to time, we may generate income through lending of digital assets, which carries significant risks. The volatility of such digital assets increases the likelihood that borrowers may default due to market downturns, liquidity crises, fraud or other financial distress. These lending transactions may be unsecured, and so may be subordinated to secured debt of the borrower. If a borrower becomes insolvent, we may be unable to recover the loaned SOL, leading to substantial financial losses.

Additionally, digital asset lending platforms are vulnerable to operational and cybersecurity risks. Technical failures, software bugs or system outages could disrupt lending activities, delay transactions or result in inaccurate record-keeping. Cybersecurity threats, including hacking, phishing and other malicious attacks, pose further risks, potentially leading to the loss, theft or misappropriation of our loaned SOL. A successful cyberattack or security breach could materially and adversely impact our financial position, reputation and ability to conduct future lending activities.

Risks Related to Our Bitcoin Holdings

Our Bitcoin strategy exposes us to various risks, including risks associated with Bitcoin.

Our Bitcoin strategy exposes us to various risks, including the following:

Bitcoin is a highly volatile asset. Bitcoin is a highly volatile asset that has traded below $50,000 per Bitcoin in August 2024 and above $120,000 per Bitcoin in July 2025 on the Coinbase exchange (a major U.S.-based crypto exchange). The trading price of Bitcoin significantly decreased during prior periods, and such declines may occur again in the future.

Bitcoin does not pay interest or dividends. Bitcoin does not pay interest or other returns and we can only generate cash from our Bitcoin holdings if we sell our Bitcoin or implement strategies to create income streams or otherwise generate cash by using our Bitcoin holdings. Even if we pursue any such strategies, we may be unable to create income streams or otherwise generate cash from our Bitcoin holdings, and any such strategies may subject us to additional risks.

Our Bitcoin holdings may significantly impact our financial results and the market price of our listed securities. Our Bitcoin holdings may significantly affect our financial results and if we increase our overall holdings of Bitcoin in the future, may have an even greater impact on our financial results and the market price of our listed securities.

Our assets will be concentrated in Bitcoin. The vast majority of our assets will be concentrated in our Bitcoin holdings. The concentration of our assets in Bitcoin may limit our ability to mitigate risk that could otherwise be achieved by holding a more diversified portfolio of treasury assets.

We intend to purchase Bitcoin using primarily proceeds from equity and debt financings. Our ability to achieve the objectives of our Bitcoin strategy depends in significant part on our ability to obtain equity and debt financing. If we are unable to obtain equity or debt financing on favorable terms or at all, we may not be able to successfully execute on our Bitcoin strategy.

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Our Bitcoin strategy has not been tested over an extended period of time or under different market conditions. We intend to continually examine the risks and rewards of our strategy to acquire and hold Bitcoin. This strategy has not been tested over an extended period of time or under different market conditions. For example, although we believe Bitcoin, due to its fixed supply, has the potential to serve as a hedge against inflation in the long term, the short-term price of Bitcoin has declined in recent periods during which the inflation rate increased. If Bitcoin prices were to decrease or our Bitcoin strategy otherwise proves unsuccessful, our financial condition, results of operations, and the market price of our listed securities would be materially adversely impacted.

We will be subject to counterparty risks, including, in particular, risks relating to exchanges where we intend to purchase Bitcoin and our custodians. Although we intend to implement various measures that are designed to mitigate our counterparty risks, including purchasing Bitcoin through reputable U.S.-based third-party exchanges with industry standard policies and procedures and by storing substantially all of the Bitcoin we will own in custody accounts at U.S.-based, institutional-grade custodians and negotiating contractual arrangements intended to establish that our property interest in custodially-held Bitcoin is not subject to claims of our custodians’ creditors, applicable insolvency law is not fully developed with respect to the holding of digital assets in custodial accounts. If our custodially-held Bitcoin were nevertheless considered to be the property of our custodians’ estates in the event that any such custodians were to enter bankruptcy, receivership or similar insolvency proceedings, we could be treated as a general unsecured creditor of such custodians, inhibiting our ability to exercise ownership rights with respect to such Bitcoin, or delaying or hindering our access to our Bitcoin holdings, and this may ultimately result in the loss of the value related to some or all of such Bitcoin, which could have a material adverse effect on our financial condition as well as the market price of our listed securities.

The broader digital assets industry is subject to counterparty risks, which could adversely impact the adoption rate, price, and use of Bitcoin. A series of recent high-profile bankruptcies, closures, liquidations, regulatory enforcement actions and other events relating to companies operating in the digital asset industry have highlighted the counterparty risks applicable to owning and transacting in digital assets. Although these bankruptcies, closures, liquidations and other events have not resulted in any loss or misappropriation of our Bitcoin, nor have such events adversely impacted our access to our Bitcoin, they have, in the short-term, likely negatively impacted the adoption rate and use of Bitcoin. Additional bankruptcies, closures, liquidations, regulatory enforcement actions or other events involving participants in the digital assets industry in the future may further negatively impact the adoption rate, price, and use of Bitcoin, limit the availability to us of financing collateralized by Bitcoin, or create or expose additional counterparty risks.

The broader digital assets industry, including the technology associated with digital assets, the rate of adoption and development of, and use cases for, digital assets, market perception of digital assets, and the legal, regulatory, and accounting treatment of digital assets are constantly developing and changing, and there may be additional risks in the future that are not possible to predict.

Bitcoin is a highly volatile asset, and fluctuations in the price of Bitcoin are likely to influence our financial results and the market price of our listed securities.

Bitcoin is a highly volatile asset, and fluctuations in the price of Bitcoin are likely to influence our financial results and the market price of our listed securities. Our financial results and the market price of our listed securities would be adversely affected, and our business and financial condition would be negatively impacted, if the price of Bitcoin decreased substantially (as it has in the past), including as a result of:

•	decreased user and investor confidence in Bitcoin, including due to the various factors described herein;

•

investment and trading activities, such as (i) trading activities of highly active retail and institutional users, speculators, miners and investors; (ii) actual or expected significant dispositions of Bitcoin by large holders, including the expected liquidation of digital assets associated with entities that have filed for bankruptcy protection and the transfer and sale of Bitcoins associated with significant hacks, seizures, or forfeitures; and (iii) actual or perceived manipulation of the spot or derivative markets for Bitcoin or spot Bitcoin exchange-traded products ("ETPs");

•

negative publicity, media or social media coverage, or sentiment due to events in or relating to, or perception of, Bitcoin or the broader digital assets industry, for example, (i) public perception that Bitcoin can be used as a vehicle to circumvent sanctions, including sanctions imposed on Russia or certain regions related to the ongoing conflict between Russia and Ukraine, or to fund criminal or terrorist activities; (ii) expected or pending civil, criminal, regulatory enforcement or other high profile actions against major participants in the Bitcoin ecosystem, including the SEC's enforcement actions against Coinbase, Inc. and Binance Holdings Ltd.; (iii) additional filings for bankruptcy protection or bankruptcy proceedings of major digital asset industry participants, such as the bankruptcy proceeding of FTX Trading and its affiliates; and (iv) the actual or perceived environmental impact of Bitcoin and related activities, including environmental concerns raised by private individuals, governmental and non-governmental organizations, and other actors related to the energy resources consumed in the Bitcoin mining process;

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•	changes in consumer preferences and the perceived value or prospects of Bitcoin;

•

competition from other digital assets that exhibit better speed, security, scalability, or energy efficiency, that feature other more favoured characteristics, that are backed by governments, including the U.S. government, or reserves of fiat currencies, or that represent ownership or security interests in physical assets;

•

a decrease in the price of other digital assets, including stablecoins, or the crash or unavailability of stablecoins that are used as a medium of exchange for Bitcoin purchase and sale transactions, to the extent the decrease in the price of such other digital assets or the unavailability of such stablecoins may cause a decrease in the price of Bitcoin or adversely affect investor confidence in digital assets generally;

•

developments relating to the Bitcoin protocol, including (i) changes to the Bitcoin protocol that impact its security, speed, scalability, usability, or value, such as changes to the cryptographic security protocol underpinning the Bitcoin blockchain, changes to the maximum number of Bitcoin outstanding, changes to the mutability of transactions, changes relating to the size of blockchain blocks, and similar changes, (ii) failures to make upgrades to the Bitcoin protocol to adapt to security, technological, legal or other challenges, and (iii) changes to the Bitcoin protocol that introduce software bugs, security risks or other elements that adversely affect Bitcoin;

•

disruptions, failures, unavailability, or interruptions in service of trading venues for Bitcoin, such as, for example, the announcement by the digital asset exchange FTX Trading that it would freeze withdrawals and transfers from its accounts and subsequent filing for bankruptcy protection and the SEC enforcement action brought against Binance Holdings Ltd., which initially sought to freeze all of its assets during the pendency of the enforcement action and has since resulted in Binance discontinuing all fiat deposits and withdrawals in the U.S.;

•

the filing for bankruptcy protection by, liquidation of, or market concerns about the financial viability of digital asset custodians, trading venues, lending platforms, investment funds, or other digital asset industry participants, such as the filing for bankruptcy protection by digital asset trading venues FTX Trading and BlockFi and digital asset lending platforms Celsius Network and Voyager Digital Holdings in prior years, and the exit of Binance from the U.S. market as part of its settlement with the Department of Justice and other federal regulatory agencies;

•

regulatory, legislative, enforcement and judicial actions that adversely affect the price, ownership, transferability, trading volumes, legality or public perception of Bitcoin, or that adversely affect the operations of or otherwise prevent digital asset custodians, trading venues, lending platforms or other digital assets industry participants from operating in a manner that allows them to continue to deliver services to the digital assets industry;

•

further reductions in mining rewards of Bitcoin, including due to block reward halving events, which are events that occur after a specific period of time (the most recent of which occurred in April 2024) that reduce the block reward earned by "miners" who validate Bitcoin transactions, or increases in the costs associated with Bitcoin mining, including increases in electricity costs and hardware and software used in mining, or new or enhanced regulation or taxation of Bitcoin mining, which could further increase the costs associated with Bitcoin mining, any of which may cause a decline in support for the Bitcoin network;

•	transaction congestion and fees associated with processing transactions on the Bitcoin network;

•	macroeconomic changes, such as changes in the level of interest rates and inflation, fiscal and monetary policies of governments, trade restrictions, and fiat currency devaluations;

•

developments in mathematics or technology, including in digital computing, algebraic geometry and quantum computing, that could result in the cryptography used by the Bitcoin blockchain becoming insecure or ineffective; and

•

changes in national and international economic and political conditions, including, without limitation, federal government policies, trade tariffs and trade disputes, the adverse impacts attributable to the current conflict between Russia and Ukraine and the economic sanctions adopted in response to the conflict, and the broadening of the Israel-Hamas conflict to other countries in the Middle East.

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Bitcoin and other digital assets are novel assets, and are subject to significant legal, commercial, regulatory and technical uncertainty.

Bitcoin and other digital assets are relatively novel and are subject to significant uncertainty, which could adversely impact their price. The application of state and federal securities laws and other laws and regulations to digital assets is unclear in certain respects, and it is possible that regulators in the United States or foreign countries may interpret or apply existing laws and regulations in a manner that adversely affects the price of Bitcoin or the ability of individuals or institutions such as us to own or transfer Bitcoin.

The U.S. federal government, states, regulatory agencies, and foreign countries may also enact new laws and regulations, or pursue regulatory, legislative, enforcement or judicial actions, that could materially impact the price of Bitcoin or the ability of individuals or institutions such as us to own or transfer Bitcoin. For example, within the past several years:

•

President Trump signed an executive order instructing a working group comprised of representatives from key federal agencies to evaluate measures that can be taken to provide regulatory clarity and certainty built on technology-neutral regulations for individuals and firms involved in digital assets, including through well-defined jurisdictional regulatory boundaries;

•

in January 2025, the SEC announced the formation of a “Crypto Task Force,” which was created to provide clarity on the application of the federal securities laws to the crypto asset market and to recommend policy measures with respect to digital asset security status, registration and listing of digital asset-based investment vehicles, and digital asset custody, lending and staking;

•	the European Union adopted Markets in Crypto Assets Regulation (“MiCA”), a comprehensive digital asset regulatory framework for the issuance and use of digital assets, like Bitcoin;

•

in June 2023, the SEC filed complaints against Binance Holdings Ltd. and Coinbase, Inc., and their respective affiliated entities, relating to, among other claims, that each party was operating as an unregistered securities exchange, broker, dealer, and clearing agency;

•

in November 2023, the SEC filed a complaint against Payward Inc. and Payward Ventures Inc., together known as Kraken, alleging, among other claims, that Kraken’s crypto trading platform was operating as an unregistered securities exchange, broker, dealer, and clearing agency;

•	in June 2023, the United Kingdom adopted and implemented the Financial Services and Markets Act 2023 (“FSMA 2023”), which regulates market activities in “cryptoassets;”

•

in November 2023, Binance Holdings Ltd. and its then chief executive officer reached a settlement with the U.S. Department of Justice, CFTC, the U.S. Department of Treasury’s Office of Foreign Asset Control, and the Financial Crimes Enforcement Network to resolve a multi-year investigation by the agencies and a civil suit brought by the CFTC, pursuant to which Binance Holdings Ltd. agreed to, among other things, pay $4.3 billion in penalties across the four agencies and to discontinue its operations in the United States; and

•	in China, the People’s Bank of China and the National Development and Reform Commission have outlawed cryptocurrency mining and declared all cryptocurrency transactions illegal within the country.

In 2025, the SEC dismissed its civil enforcement actions against several major crypto asset trading platforms, including Coinbase, Kraken, and Binance. While these dismissals may signal a shift in regulatory approach or enforcement priorities, there remains significant uncertainty regarding the application of federal securities laws to crypto assets, including Bitcoin. Future regulatory actions, changes in interpretation, or new legislation could adversely affect our ability to hold, acquire, or utilize Bitcoin and other crypto assets, and could materially impact our business, financial condition, and results of operations.

Furthermore, these types of activities are subject to heightened regulatory scrutiny, and future changes in laws or regulations could restrict our ability to engage in such strategies or impact our ability to recover assets in the event of a counterparty default. If we are unable to recover our Bitcoin or funds from a counterparty, or if regulatory changes adversely affect our ability to generate income from our Bitcoin holdings, our business, financial condition, and results of operations could be materially and adversely affected.

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It is not possible to predict whether, or when, new laws will be enacted that change the legal framework governing digital assets or provide additional authorities to the SEC or other regulators, or whether, or when, any other federal, state or foreign legislative bodies will take any similar actions. It is also not possible to predict the nature of any such additional laws or authorities, how additional legislation or regulatory oversight might impact the ability of digital asset markets to function, the willingness of financial and other institutions to continue to provide services to the digital assets industry, or how any new laws or regulations, or changes to existing laws or regulations, might impact the value of digital assets generally and Bitcoin specifically. The consequences of any new law or regulation relating to digital assets and digital asset activities could adversely affect the market price of Bitcoin, as well as our ability to hold or transact in Bitcoin, and in turn adversely affect the market price of our listed securities.

Moreover, the risks of engaging in a Bitcoin strategy are relatively novel and have created, and could continue to create, complications due to the lack of experience that third parties have with companies engaging in such a strategy, such as increased costs of director and officer liability insurance or the potential inability to obtain such coverage on acceptable terms in the future.

The growth of the digital assets industry in general, and the use and acceptance of Bitcoin in particular, may also impact the price of Bitcoin and is subject to a high degree of uncertainty. The pace of worldwide growth in the adoption and use of Bitcoin may depend, for instance, on public familiarity with digital assets, ease of buying, accessing or gaining exposure to Bitcoin, institutional demand for Bitcoin as an investment asset, the participation of traditional financial institutions in the digital assets industry, consumer demand for Bitcoin as a store of value or means of payment, and the availability and popularity of alternatives to Bitcoin. Even if growth in Bitcoin adoption occurs in the near or medium-term, there is no assurance that Bitcoin usage will continue to grow over the long-term.

Because Bitcoin has no physical existence beyond the record of transactions on the Bitcoin blockchain, a variety of technical factors related to the Bitcoin blockchain could also impact the price of Bitcoin. For example, malicious attacks by miners, inadequate mining fees to incentivize validating of Bitcoin transactions, hard “forks” of the Bitcoin blockchain into multiple blockchains, and advances in digital computing, algebraic geometry, and quantum computing could undercut the integrity of the Bitcoin blockchain and negatively affect the price of Bitcoin. The liquidity of Bitcoin may also be reduced and damage to the public perception of Bitcoin may occur, if financial institutions were to deny or limit banking services to businesses that hold Bitcoin, provide Bitcoin-related services or accept Bitcoin as payment, which could also decrease the price of Bitcoin. Actions by U.S. banking regulators, such as the issuance in February 2023 by Federal banking agencies of the “Interagency Liquidity Risk Statement,” which cautioned banks on contagion risks posed by providing services to digital assets customers, and similar actions, have in the past resulted in or contributed to reductions in access to banking services for Bitcoin-related customers and service providers, or the willingness of traditional financial institution to participate in markets for digital assets. The liquidity of Bitcoin may also be impacted to the extent that changes in applicable laws and regulatory requirements negatively impact the ability of exchanges and trading venues to provide services for Bitcoin and other digital assets.

The availability of spot ETPs for Bitcoin and other digital assets may adversely affect the market price of our listed securities.

Although Bitcoin and other digital assets have experienced a surge of investor attention since Bitcoin was invented in 2008, until recently investors in the United States had limited means to gain direct exposure to Bitcoin through traditional investment channels, and instead generally were only able to hold Bitcoin through “hosted” wallets provided by digital asset service providers or through “unhosted” wallets that expose the investor to risks associated with loss or hacking of their private keys. Given the relative novelty of digital assets, general lack of familiarity with the processes needed to hold Bitcoin directly, as well as the potential reluctance of financial planners and advisers to recommend direct Bitcoin holdings to their retail customers because of the manner in which such holdings are custodied, some investors have sought exposure to Bitcoin through investment vehicles that hold Bitcoin and issue shares representing fractional undivided interests in their underlying Bitcoin holdings. These vehicles, which were previously offered only to “accredited investors” on a private placement basis, have in the past traded at substantial premiums to net asset value, possibly due to the relative scarcity of traditional investment vehicles providing investment exposure to Bitcoin.

On January 10, 2024, the SEC approved the listing and trading of spot Bitcoin ETPs, the shares of which can be sold in public offerings and are traded on U.S. national securities exchanges. The approved ETPs commenced trading directly to the public on January 11, 2024, with a trading volume of $4.6 billion on the first trading day. To the extent investors view our Common Stock as providing exposure to Bitcoin, it is possible that the value of our Common Stock may also have included a premium over the value of our Bitcoin due to the prior scarcity of traditional investment vehicles providing investment exposure to Bitcoin, and that the value of our Common Stock may decline due to investors now having a greater range of options to gain exposure to Bitcoin and investors choosing to gain such exposure through ETPs rather than our Common Stock. Additionally, on May 23, 2024, the SEC approved rule changes permitting the listing and trading of spot ETPs that invest in ether, the main crypto asset supporting the Ethereum blockchain. The approved spot ETPs commenced trading directly to the public on July 23, 2024. The listing and trading of spot ETPs for ether offers investors another alternative to gain exposure to digital assets, which could result in a decline in the trading price of Bitcoin as well as a decline in the value of our Common Stock relative to the value of our Bitcoin.

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Although we are an operating company, and we believe we offer a different value proposition than a Bitcoin investment vehicle such as a spot Bitcoin ETP, investors may nevertheless view our Common Stock as an alternative to an investment in an ETP, and choose to purchase shares of a spot Bitcoin ETP instead of our Common Stock. They may do so for a variety of reasons, including if they believe that ETPs offer a “pure play” exposure to Bitcoin that is generally not subject to federal income tax at the entity level as we are, or the other risk factors applicable to an operating business, such as ours. Additionally, unlike spot Bitcoin ETPs, we (i) do not seek for our shares of Common Stock to track the value of the underlying Bitcoin we hold before payment of expenses and liabilities, (ii) do not benefit from various exemptions and relief under the Securities Exchange Act of 1934, as amended, including Regulation M, and other securities laws, which enable ETPs to continuously align the value of their shares to the price of the underlying assets they hold through share creation and redemption, (iii) are a Nevada corporation rather than a statutory trust, and do not operate pursuant to a trust agreement that would require us to pursue one or more stated investment objectives, and (iv) are not required to provide daily transparency as to our Bitcoin holdings or our daily net asset value. Furthermore, recommendations by broker-dealers to buy, hold, or sell complex products and non-traditional ETPs, or an investment strategy involving such products, may be subject to additional or heightened scrutiny that would not be applicable to broker-dealers making recommendations with respect to our Common Stock. Based on how we are viewed in the market relative to ETPs, and other vehicles which offer economic exposure to Bitcoin, such as Bitcoin futures exchange-traded funds (“ETFs”), leveraged Bitcoin futures ETFs, and similar vehicles offered on international exchanges, any premium or discount in our Common Stock relative to the value of our Bitcoin holdings may increase or decrease in different market conditions.

As a result of the foregoing factors, availability of spot ETPs for Bitcoin and other digital assets could have a material adverse effect on the market price of our listed securities.

We face risks relating to the use of third-party exchanges in connection with our Bitcoin strategy.

We intend to use third-parties exchanges, which we believe are reputable, such as Kraken, Anchorage and Coinbase, to purchase Bitcoin for our treasury. As part of our process in determining transactions with third-party exchanges, we search for reputable exchanges that have industry standard policies and procedures in place regarding data security and customer diligence related to anti-money laundering (“AML”), Office of Foreign Assets Control (“OFAC”) and know-your client (“KYC”) rules and regulations. If any of these third-party exchanges no longer meet our standards or if there is a decrease in reputable third-party exchanges, we may need to find additional counterparties and enter into additional agreements that could be on less favorable terms, which could have a material adverse effect on our business, financial condition or the results of our operations.

Risks relating to this Offering

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may in the future offer additional shares of Common Stock or other securities convertible into or exchangeable for our Common Stock at prices that may not be the same as the price per share of Common Stock in this Offering. We may sell shares of Common Stock or other securities in any other offering at a price per share of Common Stock that is less than the price per share of Common Stock paid by investors in this Offering, and investors purchasing shares of Common Stock or other securities in the future could have rights superior to the existing Stockholders. The price per share of Common Stock at which we sell additional shares of Common Stock or securities convertible or exchangeable into shares of Common Stock, in future transactions may be higher or lower than the price per share of Common Stock paid by investors in this Offering.

Our stock price may be volatile.

The market price of our Common Stock has been and may continue to be volatile and could fluctuate widely in price in response to various factors, many of which are beyond our control, including the following:

•	our ability to execute our business plan and complete prospective acquisitions;
•	changes in the nutraceutical & pharmaceutical industries;
•	competitive pricing pressures;
•	our ability to obtain additional capital financing;
•	additions or departures of key personnel;
•	limited “public float” in the hands of a small number of persons whose sales or lack of sales could result in positive or negative pricing pressure on the market price for our Common Stock;
•	sales of our Common Stock by existing Stockholders, noteholders and warrant holders;

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•	operating results that fall below expectations;
•	regulatory developments;
•	economic and other external factors;
•	period-to-period fluctuations in our financial results;
•	our inability to acquire pending acquisitions;
•	the public’s response to press releases or other public announcements by us or third parties, including filings with the SEC;
•

changes in financial estimates or ratings by any securities analysts who follow our Common Stock, our failure to meet these estimates or failure of those analysts to initiate or maintain coverage of our Common Stock; and

•	the development and sustainability of an active trading market for our Common Stock.

In addition, the securities markets have from time-to-time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our Common Stock.

Our shares of Common Stock are thinly traded, and the price may not reflect our value, and there can be no assurance that there will be an active market for our shares of Common Stock either now or in the future.

The shares of our Common Stock are thinly traded, our Common Stock is available to be traded and is held by a small number of holders, and the price may not reflect our actual or perceived value. There can be no assurance that there will be an active market for our shares of Common Stock either now or in the future. The market liquidity will be dependent on the perception of our operating business, among other things. We will take certain steps to increase awareness of our business. There can be no assurance that there will be any awareness generated or the results of any efforts will result in any impact on our trading volume. Consequently, investors may not be able to liquidate their investment or liquidate it at a price that reflects the value of the business, and trading may be at an inflated price relative to the performance of the Company due to, among other things, the availability of sellers of our shares. If an active market should develop, the price may be highly volatile. Because there is currently a relatively low per-share price for our Common Stock, many brokerage firms or clearing firms are not willing to effect transactions in the securities or accept our shares for deposit in an account. Many lending institutions will not permit the use of low-priced shares of Common Stock as collateral for any loans.

Offers or availability for sale of a substantial number of shares of our Common Stock may cause the price of our Common Stock to decline.

Offers or availability for sale of a substantial number of shares of our Common Stock upon the expiration of any statutory holding period under Rule 144, could create a circumstance commonly referred to as an “overhang” and, in anticipation of which, the market price of our Common Stock could fall. The existence of an overhang, whether or not sales have occurred or are occurring, also could make it more difficult for us to raise additional financing through the sale of equity or equity-related securities in the future at a time and price that we deem reasonable or appropriate.

SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS

This prospectus and the documents incorporated herein by reference contain “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act about us and our industry that involve substantial risks and uncertainties. All statements other than statements of historical fact contained in this document and the materials accompanying this document are forward-looking statements. These statements are based on current expectations of future events. Frequently, but not always, forward-looking statements are identified by the use of the future tense and by words such as “believes,” “expects,” “anticipates,” “intends,” “may,” “could,” “would,” “predicts,” “anticipates,” “future,” “plans,” “continues,” “estimates” or similar expressions. Forward-looking statements are not guarantees of future performance and actual results could differ materially from those indicated by such forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause our or our industry’s actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by the forward-looking statements. These forward-looking statements speak only as of the date made and are subject to a number of known and unknown risks, uncertainties and assumptions, including the important factors incorporated by reference into this prospectus from our most recent Annual Report on Form 10-K and any subsequent Current Reports on Form 8-K we file after the date of this prospectus, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act and in our other filings with the SEC, that may cause our actual results, performance or achievements to differ materially from those expressed or implied by the forward-looking statements.

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Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified and some of which are beyond our control, you should not rely on these forward-looking statements as predictions of future events. The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Moreover, we operate in an evolving environment. New risk factors and uncertainties may emerge from time to time, and it is not possible for management to predict all risk factors and uncertainties. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements, whether as a result of any new information, future events, changed circumstances or otherwise.

USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement, we intend to use the net proceeds from the sale of securities under this prospectus for the acquisition of crypto assets as a treasury asset for the Company’s balance sheet and for general corporate purposes and working capital. We will set forth in a prospectus supplement relating to a specific offering any intended use for the net proceeds received from the sale of securities in that offering. We will have significant discretion in the use of any net proceeds. Investors will be relying on the judgment of our management regarding the application of the proceeds of any sale of securities. We may invest the net proceeds temporarily until we use them for their stated purpose, as applicable.

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus from time to time in one or more transactions, including without limitation:

•	through underwriters or dealers;

•	directly to purchasers;

•	in a rights offering;

•	in “at the market” offerings, within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market on an exchange or otherwise;

•	through agents;

•	through a combination of any of these methods; or

•	through any other method permitted by applicable law and described in a prospectus supplement.

In addition, we may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and any accompanying prospectus supplement. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and any accompanying prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and any accompanying prospectus supplement.

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The prospectus supplement with respect to any offering of securities will include the following information:

•	the terms of the offering;

•	the names of any underwriters, dealers or direct purchasers;

•	the name or names of any managing underwriter or underwriters;

•	the purchase price or public offering price of the securities;

•	the net proceeds from the sale of the securities;

•	any delayed delivery arrangements;

•	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

•	any discounts or concessions allowed or reallowed or paid to dealers;

•	any commissions paid to agents; and

•	any securities exchange on which the securities may be listed.

Sale through Underwriters or Dealers

If underwriters are used in the sale, the underwriters will acquire the securities for their own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the applicable prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all of the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, which means that selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if the offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, the underwriters may discontinue these activities at any time.

Some or all of the securities that we offer through this prospectus may be new issues of securities with no established trading market. Any underwriters to whom we sell our securities for public offering and sale may make a market in those securities, but they will not be obligated to do so and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities that we offer.

If dealers are used in the sale of securities, we will sell the securities to them as principals. They may then resell those securities to the public at fixed prices or at varying prices determined by the dealers at the time of resale. We will include in the applicable prospectus supplement the names of the dealers and the terms of the transaction.

If agents are used in an offering, the names of the agents and the terms of the agency will be specified in a prospectus supplement. Unless otherwise indicated in a prospectus supplement, the agents will act on a best-efforts basis for the period of their appointment.

Dealers and agents named in a prospectus supplement may be underwriters as defined in the Securities Act and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify in the applicable prospectus supplement any underwriters, dealers or agents and will describe their compensation. We may have agreements with the underwriters, dealers and agents to indemnify them against specified civil liabilities, including liabilities under the Securities Act.

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Underwriters, dealers or agents and their associates may engage in other transactions with and perform other services for us in the ordinary course of business.

If so indicated in a prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by institutional investors to purchase securities pursuant to contracts providing for payment and delivery on a future date. We may enter contracts with commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutional investors. The obligations of any institutional investor will be subject to the condition that its purchase of the offered securities will not be illegal at the time of delivery. The underwriters and other agents will not be responsible for the validity or performance of contracts.

Direct Sales and Sales through Agents

We may sell the securities directly. In this case, no underwriters or agents would be involved. We may also sell the securities through agents designated by us from time to time. In the applicable prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable to the agent. Unless we inform you otherwise in the applicable prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will describe the terms of any sales of these securities in the applicable prospectus supplement.

At the Market Offerings

We may also sell the securities offered by any applicable prospectus supplement in “at the market offerings” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise.

Remarketing Arrangements

Securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement.

Delayed Delivery Contracts

If we so indicate in the applicable prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future.

The contracts would be subject only to those conditions described in the applicable prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

General Information

We may have agreements with the underwriters, dealers, agents and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the underwriters, dealers, agents or remarketing firms may be required to make. Underwriters, dealers, agents and remarketing firms may be customers of, engage in transactions with or perform services for us in the ordinary course of their businesses.

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DESCRIPTION OF SECURITIES

Authorized and Outstanding Capital Stock

The following description sets forth certain general terms and provisions of the shares of Common Stock and shares of preferred stock to which any prospectus supplement may relate.

We have 1,800,000,000 shares of capital stock, par value $0.001 per share, authorized, of which 1,500,000,000 are designated as shares of common stock (the “Common Stock”) and 300,000,000 are designated as shares of “blank check” preferred stock. The Company has filed a Schedule 14A Proxy Statement with a proposal to approve at the Annual Meeting of Stockholders of the Company on September 30, 2025, the amendment to the Company’s Articles of Incorporation to increase the number of authorized shares of capital stock of the Company to 1,500,000,000 shares of Common Stock and 300,000,000 shares of “blank check” Preferred Stock, which proposal was approved at the afore-mentioned Annual General Meeting and became effective upon the filing of the amendment to the Company’s Articles of Incorporation with the Secretary of State of the State of Nevada on October 2, 2025.

As of June 3, 2026, we had 62,078,397 shares of our Common Stock issued and outstanding, held by approximately 871 stockholders of record. The number of record holders does not include beneficial owners of Common Stock whose shares are held in the names of various broker-dealers and registered clearing agencies.

Common Stock

The holders of our Common Stock are entitled to one vote per share. In addition, the holders of our Common Stock will be entitled to receive dividends ratably, if any, are declared by our board of directors out of legally available funds; however, the current policy of our board of directors is to retain earnings, if any, for operations and growth. Upon liquidation, dissolution or winding-up, the holders of our Common Stock are entitled to share ratably in all assets that are legally available for distribution. The holders of our Common Stock have no preemptive, subscription, redemption or conversion rights. The rights, preferences and privileges of holders of our Common Stock are subject to, and may be adversely affected by, the rights of the holders of any series of preferred stock, which may be designated solely by action of our board of directors and issued in the future.

Preferred Stock

Our board of directors are authorized, subject to any limitations prescribed by law, without further vote or action by our stockholders, to issue from time-to-time shares of preferred stock in one or more series. Each series of preferred stock will have the number of shares, designations, preferences, voting powers, qualifications and special or relative rights or privileges as shall be determined by our board of directors, which may include, among others, dividend rights, voting rights, liquidation preferences, conversion rights and preemptive rights.

The ability to authorize “blank check” preferred stock makes it possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to acquire us. These and other provisions may have the effect of deferring hostile takeovers or delaying changes in control or management of our Company.

It is not possible to state the actual effect of the issuance of any shares of preferred stock upon the rights of holders of our Common Stock until the board of directors determines the specific rights of the holders of our preferred stock. However, the effects might include, among other things:

•	Impairing dividend rights of our Common Stock;
•	Diluting the voting power of our Common Stock;
•	Impairing the liquidation rights of our Common Stock; and
•	Delaying or preventing a change of control without further action by our stockholders.

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Series A Convertible Preferred Shares

We have designated 6,000,000 shares of our preferred stock as Series A Convertible Preferred (the “Series A Shares”), with a Stated Value of $1,000 per share. An aggregate of 6,000 Series A Shares were issued on February 28, 2022. As of the date of this prospectus, there were no Series A Shares issued and outstanding.

Warrants

As of June 3, 2026, there were 8,052,381 Warrants issued and outstanding exercisable to purchase by the holders thereof of up to 8,052,381 shares of Common Stock.

Exercisability. The Warrants are exercisable at any time for a period of five and one-half years after their original issuance. The Warrants are exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and, at any time a registration statement registering the issuance of the Common Stock underlying the Warrants under the Securities Act is effective and available for the issuance of such shares, or an exemption from registration under the Securities Act is available for the issuance of such shares, by payment in full in immediately available funds for the number of shares of Common Stock purchased upon such exercise. If a registration statement registering the issuance of the Common Stock underlying the Warrants under the Securities Act is not effective or available and an exemption from registration under the Securities Act is not available for the issuance of such shares, the holder may, in its sole discretion, elect to exercise the Warrants through a cashless exercise, in which case the holder would receive upon such exercise the net number of shares of Common Stock determined according to the formula set forth in the Warrant. No fractional common shares will be issued in connection with the exercise of a Warrant. In lieu of fractional shares, we will pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price.

Exercise Limitation. A holder will not have the right to exercise any portion of the Warrants if the holder (together with its affiliates) would beneficially own in excess of 4.99% (or, upon election by a holder prior to the issuance of any pre-funded warrants, 9.99%) of the number of shares of Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Warrants. However, any holder may increase or decrease such percentage to any other percentage not in excess of 9.99%, upon at least 61 days’ prior notice from the holder to us with respect to any increase in such percentage.

Exercise Price. The exercise prices for the outstanding Warrants vary from $0.62152 to $3.30 per share. The exercise price and number of shares of Common Stock issuable upon exercise will adjust in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting the Common Stock, as well as, in the case of the Warrants, certain issuances of equity securities at an effective price per share lower than the then applicable exercise price per share.

Transferability. Subject to applicable laws, the Warrants may be offered for sale, sold, transferred or assigned without our consent.

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Rights as a Shareholder. Except as otherwise provided in the Warrants or by virtue of such holder’s ownership of our Common Stock, the holder of a Warrant does not have the rights or privileges of a holder of Common Stock, including any voting rights, until the holder exercises the Warrant.

Fundamental Transactions. In the event of a fundamental transaction, as described in the Warrants and generally including, with certain exceptions, any reorganization, recapitalization or reclassification of the Common Stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding shares of Common Stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding shares of Common Stock, the holders of the Warrants will be entitled to receive upon exercise of the Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the warrants immediately prior to such fundamental transaction. Additionally, as more fully described in the Warrants, in the event of certain fundamental transactions, the holders of the Warrants will be entitled to receive consideration in an amount equal to the Black Scholes value of the Warrants on the date of consummation of such transaction.

Secured Convertible Notes

As of June 3, 2026, we have outstanding secured convertible notes with an aggregate principal balance of $6,482,500 convertible into 28,527,108 shares of our Common Stock. Information about the convertible notes is provided below.

Unsecured Convertible Notes

As of June 3, 2026, we have outstanding unsecured convertible notes with an aggregate principal balance of $1,466,000 convertible into 5,160,425 shares of our Common Stock. Information about the convertible notes is provided below.

May 2025 Convertible Promissory Note

On May 23, 2025, the Company issued two convertible promissory notes (the “May 2025 Notes”) to two separate investors. One of the May 2025 Notes had a principal amount of $235,000 and the other had a principal amount of $75,000. The May 2025 Notes accrue interest at 10%. Beginning on the 180th day after the issuance date, the investors shall have the right to convert the May 2025 Notes into Common Stock at a conversion price equal to 75% of the lowest trading price of the Company’s Common Stock during the ten-trading day period ending on the latest trading day prior to the conversion date. The May 2025 Notes may be prepaid before maturity, however, they are subject to the following prepayment terms: (1) if the note is prepaid during the period beginning on the issuance date and ending on the 60th day following issuance, the outstanding principal and accrued interest must be repaid at 115% of the outstanding balance, (2) if the note is prepaid during the period beginning on 61st day following issuance and ending on the 120th day following issuance, the outstanding principal and accrued interest owed shall be repaid at 120% of the outstanding balance, and (3) if the note is repaid during the period beginning on the 121st day after issuance and ending on the 180th day after issuance, the outstanding principal and accrued interest owed shall be repaid at 125% of the outstanding balance.

June 2025 Convertible Promissory Note

On June 9, 2025, the Company issued a secured convertible promissory note (the “June 2025 Note”) to an investor. The June 2025 Note has a principal amount of $1,304,347.83 and was issued with an 8% original issue discount. As a result, the Company received proceeds of $1,200,000 from the investor in exchange for the June 2025 Note. Interest accrues at a rate of 18% per annum on the June 2025 Note, however, the first six months of interest accrue on the June 2025 Note immediately. The June 2025 Note has a maturity date of June 9, 2026. The June 2025 Note is convertible into Common Stock at a conversion price of $0.40 per share.

July 2025 Convertible Promissory Note

On July 9, 2025, the Company issued two convertible promissory notes (the “July 2025 Notes”) to two separate investors. One of the July 2025 Notes had a principal amount of $150,000 and the other had a principal amount of $75,000. The July 2025 Notes accrue interest at 10%. Beginning on the 180th day after the issuance date, the investors shall have the right to convert the July 2025 Notes into Common Stock at a conversion price equal to 75% of the lowest trading price of the Company’s common stock during the ten-trading day period ending on the latest trading day prior to the conversion date. The July 2025 Notes may be prepaid before maturity, however, they are subject to the following prepayment terms: (1) if the note is prepaid during the period beginning on the issuance date and ending on the 60th day following issuance, the outstanding principal and accrued interest must be repaid at 115% of the outstanding balance, (2) if the note is prepaid during the period beginning on 61st day following issuance and ending on the 120th day following issuance, the outstanding principal and accrued interest owed shall be repaid at 120% of the outstanding balance, and (3) if the note is repaid during the period beginning on the 121st day after issuance and ending on the 180th day after issuance, the outstanding principal and accrued interest owed shall be repaid at 125% of the outstanding balance.

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August 2025 Convertible Promissory Note

On August 7, 2025, the Company issued and sold to an institutional investor (the “Purchaser”) a 9% original issue discount senior secured convertible promissory note (the “Initial Note”) in the aggregate original principal amount of $8,000,000 (the “Initial Note”).

The Initial Note bears interest at a rate of 9% per annum and matures on August 7, 2027. The interest shall be computed on the basis of a 360-day year and shall be payable in arrears on the first calendar day of each calendar month (each, an “Interest Date”) with the first Interest Date being September 1, 2025. Interest shall be payable on each Interest Date, in shares of Common Stock of the Company (the “Interest Shares”), par value $0.001 (the “Common Stock”) so long as there has been no Equity Conditions Failure (as defined in the Initial Note) provided however, that the Company may, at its option following notice to the Purchaser, pay Interest on any Interest Date in cash (the “Cash Interest”) or in a combination of Cash Interest and Interest Shares. The Initial Note contains customary events of default, and the Interest Rate will increase to an annual rate of 16% upon the occurrence of an Event of Default.

At any time after the date of issuance, the Initial Note shall be convertible into shares of Common Stock (the “Conversion Shares”). The number of Conversion Shares issuable upon conversion of the Initial Note shall be determined by dividing (x) the Conversion Amount by the lower of: (y) the Conversion Price ($1.05, as defined in the Initial Note) and (z) the Market Price (as defined in the Initial Note). At the option of the holder, at any time on or after the Issuance Date, the holder may convert) (an “Alternate Optional Conversion”, and the date of such Alternate Optional Conversion, an “Alternate Optional Conversion Date”) all, or any part, of the Initial Note into shares of Common Stock (such portion of the Conversion Amount subject to such Alternate Optional Conversion, the “Alternate Optional Conversion Amount”) at the Alternate Conversion Price, as such terms are defined in the Initial Note.

The Purchaser will not have the right to convert any portion of the Initial Note, to the extent that, after giving effect to such conversion, the holder (together with certain of its affiliates and other related parties) would beneficially own in excess of 4.99% of the shares of Common Stock outstanding immediately after giving effect to such conversion (the “Beneficial Ownership Limitation”). However, the holder, upon notice to the Company, may increase or decrease the Beneficial Ownership Limitation, provided that the Beneficial Ownership Limitation in no event exceeds 9.99% of the shares of Common Stock outstanding immediately after giving effect to such conversion. Any increase in the Beneficial Ownership Limitation will not be effective until the sixty-first (61st) day after such notice is delivered to the Company.

The Initial Note ranks senior to all outstanding and future indebtedness of the Company, and its Subsidiaries (as defined in the Purchase Agreement) other than Permitted Indebtedness (as defined in the Initial Note) secured by Permitted Liens (as defined in the Initial Note).

Transfer Agent

Our transfer agent for our Common Stock is Dynamic Stock Transfer, Inc. located at  15233 Ventura Blvd., Suite 710, Sherman Oaks, CA 91403.

DESCRIPTION OF WARRANTS

General

We may issue warrants for the purchase of our Preferred Stock, Common Stock, or any combination thereof. Warrants may be issued independently or together with our preferred shares or common shares and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants. The warrant agent will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. This summary of certain provisions of the warrants is not complete. For the terms of a particular series of warrants, you should refer to the prospectus supplement for that series of warrants and the warrant agreement for that particular series.

Equity Warrants

The prospectus supplement relating to a particular series of warrants to purchase our Common Stock or Preferred Stock will describe the terms of the warrants, including the following:

•	the title of the warrants;

•	the offering price for the warrants, if any;

•	the aggregate number of warrants;

•	the designation and terms of the Common Stock or Preferred Stock, as applicable, that may be purchased upon exercise of the warrants;

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each security;

•	if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;

•	the number of shares of Common Stock or Preferred Stock that may be purchased upon exercise of a warrant and the exercise price for the warrants;

•	the dates on which the right to exercise the warrants shall commence and expire;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

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•	if applicable, a discussion of material U.S. federal income tax considerations;

•	the antidilution provisions of the warrants, if any;

•	the redemption or call provisions, if any, applicable to the warrants;

•	any provisions with respect to a holder’s right to require us to repurchase the warrants upon a change in control or similar event; and

•	any additional terms of the warrants, including procedures and limitations relating to the exchange, exercise and settlement of the warrants.

Holders of equity warrants will not be entitled:

•	to vote, consent, or receive dividends;

•	receive notice as shareholders with respect to any meeting of shareholders for the election of our directors or any other matter; or

•	exercise any rights as shareholders.

DESCRIPTION OF SUBSCRIPTION RIGHTS

We may issue subscription rights to purchase our shares of Common Stock or Preferred Stock. These subscription rights may be offered independently or together with any other security offered hereby and may or may not be transferable by the shareholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

The prospectus supplement relating to any subscription rights we offer, if any, will, to the extent applicable, include specific terms relating to the offering, including some or all of the following:

•	the price, if any, for the subscription rights;

•	the exercise price payable for our Common Stock or Preferred Stock upon the exercise of the subscription rights;

•	the number of subscription rights to be issued to each shareholder;

•	the number and terms of our Common Stock or Preferred Stock which may be purchased per each subscription right;

•	the extent to which the subscription rights are transferable;

•	any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

•	the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

•

the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities or an over-allotment privilege to the extent the securities are fully subscribed; and

•	if applicable, the material terms of any standby underwriting or purchase arrangement which may be entered into by us in connection with the offering of subscription rights.

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The description in the applicable prospectus supplement of any subscription rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable subscription rights certificate, which will be filed with the SEC if we offer subscription rights. We urge you to read the applicable subscription rights certificate and any applicable prospectus supplement in their entirety.

DESCRIPTION OF UNITS

We may issue units consisting of some or all of the securities described above, in any combination, including Common Stock, Preferred Stock and/or warrants. The terms of these units will be set forth in a prospectus supplement. The description of the terms of these units in the related prospectus supplement will not be complete. You should refer to the applicable form of unit and unit agreement for complete information with respect to these units.

LEGAL MATTERS

Davidoff Hutcher & Citron LLP, 605 Third Avenue, New York, New York 10158, is acting as counsel for the Company in connection with the offering.

EXPERTS

The financial statements and the related financial statement schedules, incorporated in this prospectus by reference from the Company’s annual report on Form 10-K for the years ended December 31, 2025, and December 31, 2024, have been audited by RBSM, LLP, an independent registered public accounting firm, as stated in its reports, which are incorporated herein by reference. Such financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

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$200,000,000

Common Stock

Preferred Stock

Warrants

Units

Subscription Rights

COSMOS HEALTH INC.

PROSPECTUS

__________________, 2026

The information contained in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS SUPPLEMENT	Subject to Completion	Dated June 5, 2026

Up to

$100,000,000

COSMOS HEALTH INC.

Up to $100,000,000 of Shares of Common Stock

On [*], we entered into a certain Sales Agreement, or sales agreement, with A.G.P. / Alliance Global Partners, or A.G.P., relating to shares of our common stock offered by this prospectus supplement and the accompanying prospectus. In accordance with the terms of the Sales Agreement, we may offer and sell shares of our common stock having an aggregate offering price of up to $100,000,000 from time to time through A.G.P., acting as our sales agent.

Our Common Stock is listed on The Nasdaq Capital Market under the symbol “COSM.” On June 3, 2026, the last reported sale price of our Common Stock on the Nasdaq Capital Market was $0.27 per share.

Sales of our Common Stock, if any, under this prospectus supplement and the accompanying prospectus may be made in sales deemed to be “at the market offerings” as defined in Rule 415 promulgated under the Securities Act of 1933, as amended, or the Securities Act. If authorized by us in writing, A.G.P. may also sell shares of our Common Stock in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices. A.G.P. is not required to sell any specific number or dollar amount of securities but will act as a sales agent using commercially reasonable best efforts consistent with its normal trading and sales practices, on mutually agreed terms between A.G.P. and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

As of June 3, 2026, the aggregate market value of our outstanding voting and non-voting common equity held by non-affiliates, as calculated pursuant to the rules of the Securities and Exchange Commission, was approximately $19,136,413, based on 47,099,220 shares of our common stock outstanding and held by non-affiliates at a per share price of $0.4063,  the closing price of our common stock on April 17, 2026, which is the highest closing sale price of our common stock on the Nasdaq within the prior 60 days of the time the registration statement of which this prospectus supplement is a part was initially filed. As of the date of this prospectus supplement, we have sold an aggregate of 11,779,340 shares of our common stock with value of approximately $7,760,940 pursuant to General Instruction I.B.6 of Form S-3 during the prior 12 calendar month period that ends on and includes the date hereof. Pursuant to General Instruction I.B.6 of Form S-3, an aggregate of 8,758,182 shares were registered for sale with a value of approximately $11,400,000 which was less than one-third of our outstanding voting and nonvoting common equity held by non-affiliates (the “public float”) as of November 6, 2025. The Company will continue to sell the remaining $3,639,060 of shares registered under the registered prospectus supplement.

The compensation to A.G.P. for sales of Common Stock sold pursuant to the sales agreement will be equal to 3% of the gross proceeds of any shares of Common Stock sold under the sales agreement. In connection with the sale of the Common Stock on our behalf, A.G.P. will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of A.G.P. will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to A.G.P. with respect to certain liabilities, including liabilities under the Securities Act or the Securities Exchange Act of 1934, as amended, or the Exchange Act.

Investing in our Common Stock involves a high degree of risk. See “Risk Factors” beginning on page S-8 of this prospectus supplement, and under similar headings in the other documents that are incorporated by reference into this prospectus that should be considered in connection with an investment in our Common Stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

A.G.P.

The date of this prospectus supplement is [_______________], 2026

Prospectus Supplement

S-1

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying base prospectus are part of a registration statement on Form S-3 (File No. 333-291390) that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Before buying any of the Common Stock that we are offering, we urge you to carefully read this prospectus supplement, together with the accompanying base prospectus and the information incorporated by reference as described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus supplement, and any free writing prospectus that we have authorized for use in connection with this offering. Generally, when we refer only to the “prospectus,” we are referring to the base prospectus and prospectus supplement combined. This prospectus supplement may add to, update or change information in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement or the accompanying prospectus. By using a “shelf” registration statement, we may offer Common Stock having an aggregate offering price of $100,000,000 from time to time under this prospectus supplement at prices and on terms to be determined by market conditions at the time of the offering. These documents contain important information that you should consider when making your investment decision.

This prospectus supplement describes the terms of this offering of common stock and also adds to and updates information contained in the documents incorporated by reference into this prospectus supplement. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in any document incorporated by reference into this prospectus supplement that was filed with the SEC, before the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference into this prospectus supplement — the statement in the document having the later date modifies or supersedes the earlier statement.

You should rely only on this prospectus supplement, the accompanying prospectus, the documents incorporated or deemed to be incorporated by reference herein or therein, and any free writing prospectus prepared by us or on our behalf. We have not, and the sales agent has not, authorized anyone to provide you with information different than that contained or incorporated by reference in this prospectus supplement and any free writing prospectus that we have authorized for use in connection with this offering. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should assume that the information appearing in this prospectus supplement, the documents incorporated by reference herein, and in any free writing prospectus that we have authorized for use in connection with this offering is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus supplement, the documents incorporated by reference herein, and any free writing prospectus that we have authorized for use in connection with this offering in their entirety before making an investment decision.

We are offering to sell, and are seeking offers to buy, the shares only in jurisdictions where such offers and sales are permitted. The distribution of this prospectus and the offering of the shares in certain jurisdictions or to certain persons within such jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement must inform themselves about and observe any restrictions relating to the offering of the shares and the distribution of this prospectus supplement outside the United States. This prospectus supplement does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus supplement or the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of affairs.

S-2

Unless otherwise indicated in this prospectus supplement or the context otherwise required, all references to “we,” “us,” “our,” “the Company,” “Cosmos Health Inc.” and “Cosmos Health, Inc.” refer to Cosmos Health Inc. and its subsidiaries.

We own or have rights to various trademarks, service marks and trade names that we use in connection with the operation of our business. This prospectus may also contain trademarks, service marks and trade names of third parties, which are the property of their respective owners. Our use or display of third parties’ trademarks, service marks, trade names or products in this prospectus is not intended to, and does not imply a relationship with, or endorsement or sponsorship by us. Solely for convenience, the trademarks, service marks and trade names referred to in this prospectus may appear without the ®, TM or SM symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the right of the applicable licensor to these trademarks, service marks and trade names.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, including the documents that we incorporate by reference, contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Such forward-looking statements include those that express plans, anticipation, intent, contingency, goals, targets or future development and/or otherwise are not statements of historical fact.

These forward-looking statements are based on our current expectations and projections about future events and they are subject to risks and uncertainties known and unknown to us that could cause actual results and developments to differ materially from those expressed or implied in such statements, including the risks described under “Risk Factors” in this prospectus supplement and our Annual Report on Form 10-K for the year ended December 31, 2024 as updated by our subsequent filings under the Exchange Act, each of which is incorporated by reference in this prospectus supplement in their entirety.

In some cases, you can identify forward-looking statements by terminology, such as “expects,” “anticipates,” “intends,” “estimates,” “plans,” “believes,” “seeks,” “may,” “should,” “would,” “could,” “predicts,” “future” or the negative of such terms or other similar expressions. Accordingly, these statements involve estimates, assumptions and uncertainties that could cause actual results to differ materially from those expressed in them. Any forward-looking statements are qualified in their entirety by reference to the factors discussed throughout this prospectus supplement.

You should read this prospectus supplement and the documents that we reference herein and therein, completely and with the understanding that our actual future results may be materially different from what we expect. You should assume that the information appearing in this prospectus supplement and the documents incorporated by reference is accurate as of their respective dates. Our business, financial condition, results of operations and prospects may change. We may not update these forward-looking statements, even though our situation may change in the future, unless required by law to update and disclose material developments related to previously disclosed information. We qualify all of the information presented in this prospectus supplement, and particularly our forward-looking statements, by these cautionary statements.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

This prospectus is part of the registration statement on Form S-3 we filed with the Securities and Exchange Commission, or SEC, under the Securities Act, and does not contain all the information set forth in the registration statement. Whenever a reference is made in this prospectus to any of our contracts, agreements or other documents, the reference may not be complete, and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference into this prospectus for a copy of such contract, agreement or other document. You may inspect a copy of the registration statement, including the exhibits and schedules, without charge, at the SEC’s public reference room mentioned below, or obtain a copy from the SEC upon payment of the fees prescribed by the SEC.

S-3

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read, without charge, and copy the documents we file at the SEC’s public reference rooms in Washington, D.C. at 100 F Street, NE, Room 1580, Washington, DC 20549. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public at no cost from the SEC’s website at http://www.sec.gov.

We incorporate by reference the filed documents listed below, except as superseded, supplemented or modified by this prospectus, and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act :

(1)	Cosmos Health’s Annual Report on Form 10-K filed with the SEC on April 15, 2026;
(2)	Cosmos Health’s Quarterly Report on Form 10-Q filed with the SEC on May 20, 2026;
(3)	Cosmos Health’s Current Reports on Form 8-K filed with the SEC on April 16, 2026 and May 22, 2026 ;
(4)	Cosmos Health Definitive Proxy Statement on Schedule 14A, filed with the SEC on June 2, 2026;
(5)	Cosmos Health’s Registration Statements on Form S-1/A (No. 333-283910) filed with the SEC on January 6, 2025, January 10, 2025, January 14, 2025, February 7, 2025 and June 3, 2025, respectively

We also incorporate by reference into this prospectus additional documents (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits on such form that are related to such items) that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the completion or termination of the offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information deemed furnished and not filed with the SEC. Any statements contained in a previously filed document incorporated by reference into this prospectus is deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, or in a subsequently filed document also incorporated by reference herein, modifies or supersedes that statement.

This prospectus may contain information that updates, modifies or is contrary to information in one or more of the documents incorporated by reference in this prospectus. You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus is accurate as of any date other than the date of this prospectus, or the date of the documents incorporated by reference in this prospectus.

We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, at no cost to the requester, a copy of any and all of the information that is incorporated by reference in this prospectus.

You may request, and we will provide you with, a copy of these filings, at no cost, by contacting us at:

Cosmos Health Inc.

5 Agiou Georgiou, Pilea,

Thessaloniki, Greece 55438

Attention: Corporate Secretary

Telephone: (312) 536-3102

S-4

PROSPECTUS SUPPLEMENT SUMMARY

The following summary is qualified in its entirety by, and should be read together with, the more detailed information and financial statements and related notes thereto appearing elsewhere or incorporated by reference in this prospectus. Before you decide to invest in our securities, you should read the entire prospectus carefully, including the risk factors and the financial statements and related notes included or incorporated by reference in this prospectus.

In this prospectus supplement, unless otherwise noted, the terms “the Company,” “Cosmos,” “we,” “us,” and “our” refer to Cosmos Health Inc.

Overview

Cosmos Health Inc. and its subsidiaries (Nasdaq: COSM), (“us”, “we”, the “Group”, or the “Company”) are an international healthcare group headquartered in Thessaloniki, Greece. The Group is engaged in the nutraceuticals sector through its own proprietary lines of products “Sky Premium Life” and “Mediterranation”. The Company is operating in the pharmaceutical sector as well, through the provision of a broad line of branded generics and OTC medications. In addition, the Group is involved in the healthcare distribution sector through its subsidiaries in Greece and the UK, serving retail pharmacies and wholesale distributors. The Company is strategically focusing on the research and development (“R&D”) of novel patented nutraceuticals and specialized root extracts, as well as on the R&D of proprietary complex generics and innovative OTC products. The Company has developed a global distribution platform and is currently expanding throughout Europe, Asia, the UAE and North America. The Company has offices and distribution centers in Thessaloniki and Athens, Greece and Harlow, UK.

The Company was incorporated in the State of Nevada under the name Prime Estates and Developments, Inc. on July 21, 2009. On November 14, 2013, we changed our name to Cosmos Holdings Inc., and on November 29, 2022, we changed our name to Cosmos Health Inc. Through its acquisition of Amplerissimo Ltd, on September 27, 2013, the Company changed its principal activities into trading of products, providing representation, and provision of consulting services to various sectors. On August 1, 2014, the Company formed SkyPharm S.A., a Greek Company (“SkyPharm”), a subsidiary that used to focus on the trading, sourcing and export of nutraceutical and pharmaceutical products. In February 2017, the Company acquired Decahedron Ltd., a UK Company (“Decahedron”) which is a fully licensed second-generation wholesaler specializing in imports and exports of generics and OTC pharmaceutical products within the EEA (European Economic Area) and distributor of Sky Premium Life nutraceutical products in the UK. On December 19, 2018, the Company acquired Cosmofarm S.A. (“Cosmofarm”), a pharmaceutical wholesaler specializing in the distribution and export of pharmaceutical products through its extensive pharmacies network. On April 3, 2023, the Company completed the acquisition of ZipDoctor Inc. (“ZipDoctor”), a telehealth company, a direct-to-consumer subscription-based telemedicine platform. On June 30, 2023, the Company acquired Laboratories Holdings (Cyprus) Limited (“Cana”), which wholly owned an operating subsidiary, Pharmaceutical Laboratories Cana S.A. (“Cana SA”), a Greek pharmaceutical company that manufactures, sells, distributes, and markets original branded products researched and developed by leading global pharmaceutical and healthcare companies. On January 23, 2024, the Company completed the acquisition of Coldstream, a cutting-edge Artificial Intelligence (AI) powered platform. Coldstream is a multimodal platform specializing in drug repurposing, a process that involves uncovering new target proteins or indications for existing drugs for use in treating different diseases.

Implications of Being a Smaller Reporting Company

We are a “smaller reporting company” as defined in the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As a result, we may take advantage of certain reduced disclosure obligations available to smaller reporting companies, including the exemption from compliance with the auditor attestation requirements pursuant to the Sarbanes-Oxley Act of 2022, reduced disclosure about our executive compensation arrangements and the requirements to provide only two years of audited financial statements in our annual reports and registration statements. We will continue to be a “smaller reporting company” as long as (1) we have a public float (i.e., the market value of our shares of our common stock held by non-affiliates) less than $250 million calculated as of the last business day of our most recently completed second fiscal quarter, or (2) our annual revenues are less than $100 million for our previous fiscal year and we have either no public float or a public float of less than $700 million as of the end of that fiscal year’s second fiscal quarter. Decreased disclosures in our SEC filings due to our status as a “smaller reporting company” may make it harder for investors to analyze our results of operations and financial prospects. For example, smaller reporting companies are able to provide simplified executive compensation disclosure and have certain other reduced disclosure obligations, including, among other things, being required to provide only two years of audited financial statements and not being required to provide selected financial data, supplemental financial information or risk factors.

Further, as a non-accelerated filer, we will not be required to provide an auditor attestation of management’s assessment of internal control over financial reporting, which is generally required for SEC reporting companies under Sarbanes-Oxley Act Section 404(b), and, in contrast to other reporting companies, we will have more time to file our annual and periodic reports.

S-5

Corporate Information

Our principal executive offices are located at 5 Agiou Georgiou, Pilea, Thessaloniki, Greece 55438, and our telephone number is (312) 536-3102.

Our website address is www.cosmoshold.com. Any information contained on, or that can be accessed through, our website is not part of this prospectus and should not be relied upon in connection with making any decision with respect to an investment in our securities.

Recent Developments

As previously disclosed in the Company’s Current Report on Form 8-K filed on August 6, 2025, the Company entered into a securities purchase agreement, dated as of August 5, 2025 (the “Securities Purchase Agreement”), by and between the Company and ATW Digital Asset Opportunities VII LLC ( “ATW”), pursuant to which the Company agreed to issue and sell to ATW, 9% original issue discount senior secured convertible promissory notes from time to time up to a maximum aggregate principal amount of up to $300 million.

Among other things, the Securities Purchase Agreement provides that the Company will use the net proceeds from the issuance and sale of any notes to ATW as follows: (A) seventy two and one half percent (72.5%) of net proceeds must be used to acquire Note Purchased Crypto (as defined below) as a treasury asset for the Company’s balance sheet, and (B) any remaining proceeds must be used for general corporate purposes and working capital, subject to the limitations set forth in the notes. “Note Purchased Crypto” means Bitcoin (BTC), Ethereum (ETH), Solana (SOL) or any other form of cryptocurrency that ATW and the Company have mutually agreed to purchase as a treasury asset for the Company’s balance sheet, utilizing the proceeds of any Additional Closings (as defined in the Securities Purchase Agreement). Accordingly, any decisions with respect to the acquisition of digital assets now and in the future will be made by the management of the Company in consultation with ATW and the Company’s digital asset consultants, Prime Ledger LLC. We intend to evaluate the Company’s financial situation and its ability to meet its obligations as of the date of the contemplated investment in digital assets, general market conditions pertaining to digital assets, as well as the risk/return profiles of such assets and their alignment with the Company’s strategic objectives. The Company’s management will have final approval of all purchases, determining the timing, type, and amount of digital assets to be acquired so as to ensure that each such acquisition fits within the Company’s overall strategy and risk parameters.

While the Company may use a limited portion of the net proceeds from any closings under the Securities Purchase Agreement towards its working capital needs, there is no guarantee that the net proceeds will be sufficient to satisfy the Company’s ongoing capital needs for the next twelve months. The Company maintains the funds that may be required for its working capital needs in cash and short-term investments in order to ensure maximum financial flexibility and liquidity. The allocation of a substantial portion of the net proceeds to the purchase of digital assets, including Bitcoin and Ethereum, reflects a deliberate treasury strategy designed to strengthen the Company's overall working capital position and financial condition. Management views these digital asset holdings as highly liquid assets that are readily accessible to fund working capital requirements as they arise, and believes this allocation represents a prudent approach to addressing the Company's working capital needs. The potential appreciation of these assets may further enhance the Company's ability to satisfy its capital requirements over time and is consistent with the Company's broader strategy to remediate its going concern condition and enhance long-term shareholder value.

On August 7, 2025, the Company issued and sold an initial note to ATW in the aggregate principal amount of $8.0 million (the “August 2025 Note”). The Company used approximately $3.1 million of the net proceeds from such issuance and sale to acquire digital currency (Ethereum & Bitcoin) in order to implement the Company’s digital assets treasury strategy and used approximately $1.8 million of the remaining net proceeds for working capital and general corporate purposes. The decision to invest in Ethereum was based on management’s assessment of its long-term potential, market liquidity, level of risk and stability, and its established position as a leading digital asset and the financial benefit of such investment to the Company. Ethereum was initially chosen for its strong ecosystem, widespread adoption, and active developer community, Bitcoin was later chosen due to its position as the leading digital currency and its growing reputation as a strategic reserve asset. It was added to the Company’s digital holdings on the basis of its reputation as a widely accepted, secured and a highly liquid digital asset. We intend to continue acquiring both Ethereum, Bitcoin, Solana and other digital assets in the future as part of our ongoing digital asset strategy.

S-6

This transition underscores the Company’s belief that the future of all financial markets will increasingly rely on digital “rails “for capital flow. In management’s opinion , the aforementioned digital asset treasury strategy will not affect the pharmaceutical and nutraceutical businesses of the Company, as it is independent from those operations. The remainder of the net proceeds from the sale of the August 2025 Note is held in the Company’s custodial account and is intended to be utilized for the purchase of Ethereum and Bitcoin in the near term. Ethereum was initially chosen for its strong ecosystem, widespread adoption, and active developer community. The Company later made a decision to also purchase Bitcoin due to its position as the leading digital currency and its growing reputation as a strategic reserve asset.

Subject to the terms and conditions in the Securities Purchase Agreement, the Company may issue and sell to ATW a second note in the aggregate principal amount of up to $2.0 million (the “Second Note”). This prospectus also relates to the resale from time to time by ATW or its permitted transferees of up to 13,636,364 shares of Common Stock issuable upon conversion of the Second Note.

The Company’s digital assets holdings are part of the Company’s digital assets treasury strategy and are intended for long-term holding, rather than for immediate sale. The Company has established a custodial account with BitGo Prime LLC for its digital currency assets. As of the date hereof, the Company has not retained any additional custodians. The Audit Committee will review the Company’s digital assets holdings on a quarterly basis.

The Board of Directors has engaged a third-party digital asset consultant, Prime Ledger LLC, to support its strategic move into digital finance. The consultant brings expertise in blockchain infrastructure, digital asset treasury management, and enterprise data integration. Their professional qualifications include extensive experience in designing secure and compliant digital asset frameworks, implementing treasury controls and managing the full lifecycle of digital assets.

The engagement is structured through a phased approach, beginning with strategic advisory, regulatory mapping and the design of digital asset treasury strategy. The consultant’s expertise provides the foundation for scalable, compliant and secure management of Cosmos Health’s digital assets and related initiatives.

Prime Ledger LLC is a digital asset and blockchain infrastructure services firm specializing in enterprise-grade implementation in corporate treasury management, real-world asset tokenization and institutional digital asset operations. Its practice is distinguished by its focus on regulated, public-company and institutional environments where security, compliance, auditability and fiduciary accountability are non-negotiable requirements. Prime Ledger LLC’s engagement model is designed to bridge the gap between emerging digital asset capabilities and the rigorous operational, governance and regulatory standards expected of public issuers and institutional participants.

Prime Ledger LLC is supported by certified solutions partners for specialized advisory and backend development capacity. For the services to be rendered to our Company, the primary solutions partner is Conduit Labs, which provides advisory services and backend solutions development support.

However, the Company’s digital asset strategy will be pursued only after the Company’s operational and working capital requirements have been fully satisfied. Such activity will be discretionary, opportunistic, and primarily financed through debt, with the potential to also utilize any amounts available in excess of working capital from future equity or debt offerings.

The Company intends to “stake” a portion of its digital assets to a validator. Ethereum staking is the process by which stakers lock up Ether (ETH) to activate a validator that participates in Ethereum’s proof-of-stake (PoS) consensus mechanism . Validators play a critical role in securing the Ethereum network by proposing and attesting to blocks, ensuring the integrity of transactions and finalizing new data on the blockchain. Placing value at risk helps buttress cryptographic techniques to ensure validators will not forge or tamper with the transactions they are meant to validate.

To stake, a validator must generate validator keys, which consist of a private key used by the validator to sign on-chain operations such as block proposals and a public key that can be used by others to verify those signatures.

In exchange for providing validation services and securing the network, validators earn rewards in the form of additional crypto assets, creating an economic incentive for network participation and security. Ethereum generates two types of rewards for validators, which come from the two layers of the system:

Consensus Layer Rewards : These are rewards given by Ethereum on the consensus layer for performing validator duties correctly. The consensus layer creates new ETH to pay validators for actions like proposing blocks or attesting (voting) on blocks. These rewards do not depend on user transactions or fees – they are determined by the network rules and overall validator performance. All consensus rewards are added to the validator’s balance on the consensus layer (increasing it above the original staked ETH, at least until withdrawn).

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Execution Layer Rewards: Validators can also earn transaction fees when the validator proposes blocks. When a validator is picked to propose a block, it gets to include pending transactions in that block to be processed and finalized. Users attach priority fees (tips) to their transactions to encourage inclusion. The validator collects these tips, as well as any MEV (Maximal Extractable Value) payments from bundled transactions, in the block it proposes. These execution layer rewards are not newly created ETH, but rather come from existing ETH paid for transaction processing. Importantly, rather than increasing the validator’s balance on the consensus layer, execution layer rewards are delivered directly to an Ethereum address specified by the validator operator (often called the fee recipient address). If a validator successfully proposes a block, all the transaction priority fees and any MEV in that block are immediately sent to the fee recipient address.

Most of the rewards received by stakers are consensus layer rewards.

As described in greater detail in the “Risk Factors” section, the purchase of digital assets can render the Company insolvent through extreme price volatility, reducing asset value below liabilities, particularly when holdings are leveraged or funded by debt. High correlation with tech stocks means market downturns can quickly erase capital, turning "digital gold" reserves into liabilities. Other types of risk that can lead to insolvency include uncertainty with respect to liquidity of such assets, inadequate risk management and legal and regulatory risks.

The Offering

Common stock offered by us:	Shares of our common stock (the “Common Stock”) having an aggregate offering price of up to $100,000,000.

Common stock outstanding prior to offering (1):	As of June 3, 2026, we had 62,078,397 shares issued and outstanding.

Common Stock to be outstanding after the offering

Up to 445,220,159 shares of our Common Stock, assuming the sale of 383,141,762 shares (calculated as $100,000,000 of shares of our Common Stock at a sale price of $0.26 per share, which was the last reported sale price of our Common Stock on the Nasdaq Capital Market on June 2, 2026 ). The actual number of shares issued and outstanding will vary depending on the sales price under this offering.

Manner of offering:

“At the market offering,” as defined in Rule 415(a)(4) under the Securities Act, that may be made from time to time through our sales agent, A.G.P. See “Plan of Distribution” on page S-10 of this prospectus supplement.

Use of proceeds:

We intend to use the net proceeds, if any, from this offering for the acquisition of crypto assets as a treasury asset for the Company’s balance sheet and for general corporate purposes and working capital. See “Use of Proceeds” on page S-9.

Risk Factors:

Investing in our common stock involves significant risks. See “Risk Factors” beginning on page S-8 of this prospectus supplement and other information included or incorporated by reference into this prospectus supplement for a discussion of factors you should carefully consider before investing in our securities.

NASDAQ Capital Market trading symbol:	COSM

Except as otherwise indicated herein, the information above and elsewhere in this prospectus supplement regarding outstanding shares of common stock is based on 62,078,397 shares issued and outstanding as of June 3, 2026 and excludes:

·	up to 3,034,619 shares of common stock reserved for issuance under our Equity Incentive Plan;

·	33,687,533 shares of Common Stock issuable upon conversion of outstanding convertible notes;

·	and 8,052,381 shares of Common Stock issuable upon exercise of outstanding warrants.

S-8

RISK FACTORS

Investing in our Common Stock involves a high degree of risk. Prior to making a decision about investing in our Common Stock, you should carefully consider the specific risk factors discussed in the sections entitled “Risk Factors” contained in our annual report on Form 10-K for the fiscal year ended December 31, 2025 under the heading “Item 1A. Risk Factors,” and as described or may be described in any subsequent quarterly report on Form 10-Q under the heading “Part II, Item 1A. Risk Factors,” as well as in any current reports on Form 8-K and the applicable prospectus supplement and contained or to be contained in our filings with the SEC and incorporated by reference in this prospectus, together with all of the other information contained in this prospectus, or any applicable prospectus supplement. For a description of these reports and documents, and information about where you can find them, see “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.” If any of the risks or uncertainties described in our SEC filings or any prospectus supplement or any additional risks and uncertainties actually occur, our business, financial condition and results of operations could be materially and adversely affected.

Risks Relating to this Offering

We may allocate the net proceeds from this offering in ways that you or other stockholders may not approve.

We currently intend to use the net proceeds of this offering, if any, for a treasury asset for the Company’s balance sheet and for general corporate purposes and working capital. This expected use of the net proceeds from this offering represents our intentions based upon our current plans and business conditions. However, Company’s management has broad discretion as to the use of proceeds of this offering. The amounts and timing of our actual expenditures may vary significantly depending on numerous factors or assets that we may opportunistically identify and any unforeseen cash needs. Because the number and variability of factors that will determine our use of the proceeds from this offering, their ultimate use may vary substantially from their currently intended use. As a result, our management will retain broad discretion over the allocation of the net proceeds from this offering and could spend the proceeds in ways that do not necessarily improve our operating results or enhance the value of our Common Stock. See “Use of Proceeds.”

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may in the future offer additional shares of Common Stock or other securities convertible into or exchangeable for our Common Stock at prices that may not be the same as the price per share of Common Stock in this offering. We may sell shares of Common Stock or other securities in any other offering at a price per share of Common Stock that is less than the price per share of Common Stock paid by investors in this offering, and investors purchasing shares of Common Stock or other securities in the future could have rights superior to existing shareholders. The price per share of Common Stock at which we sell additional shares of Common Stock or securities convertible or exchangeable into shares of Common Stock, in future transactions may be higher or lower than the price per share of Common Stock paid by investors in this offering.

S-9

The shares of Common Stock offered hereby will be sold in “at-the-market” offerings, and investors who buy shares of Common Stock at different times will likely pay different prices.

Investors who purchase shares of Common Stock in this offering at different times will likely pay different prices, and so may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices and numbers of shares of Common Stock sold, and there is no minimum or maximum sales price. Investors may experience a decline in the value of their shares of Common Stock as a result of Common Stock sales made at prices lower than the prices they paid.

 We have not paid dividends in the past and have no immediate plans to pay dividends.

We plan to reinvest all of our earnings, to the extent we have earnings, in order to implement our business objectives and to cover operating costs and to otherwise become and remain competitive. We do not plan to pay any cash dividends with respect to our securities in the foreseeable future. We cannot assure you that we would, at any time, generate sufficient surplus cash that would be available for distribution to the holders of our Common Stock as a dividend.

The actual number of shares of Common Stock we will sell under the sales agreement, at any one time or in total, is uncertain.

Subject to certain limitations in the sales agreement and compliance with applicable law, we have the discretion to deliver a sales notice to A.G.P. at any time throughout the term of the sales agreement. The number of shares of Common Stock that are sold by A.G.P. after we deliver a sales notice will fluctuate based on the market price of the shares of Common Stock during the sales period and limits we set with A.G.P. Because the price per share of Common Stock of each share of Common Stock sold will fluctuate based on the market price of shares of Common Stock representing our shares of Common Stock during the sales period, it is not possible at this stage to predict the number of shares of Common Stock that will be ultimately issued.

Our stock price may change significantly following this offering, and stockholders may not be able to resell shares of our Common Stock at or above the price paid or at all and could lose all or part of their investment as a result.

Stockholders may not be able to resell their shares at or above the offering price due to a number of factors such as the following:

■	results of operations that vary from the expectations of securities analysts and investors;

■	results of operations that vary from those of our competitors compared to market expectations;

■	changes in expectations as to our future financial performance, including financial estimates and investment recommendations by securities analysts and investors;

■	changes in market valuations of, or earnings and other announcements by, companies in our industry;

■	declines in the market prices of stocks generally, particularly those of pharmaceutical companies;

■	departures of key management personnel;

S-10

■	strategic actions by us or our competitors;

■

announcements by us, our competitors or our vendors of significant contracts, price reductions, new products or technologies, acquisitions, joint marketing relationships, joint ventures, other strategic relationships or capital commitments;

■	changes in preference of our customers;

■	changes in general economic or market conditions or trends in our industry or the economy as a whole and, in particular, in the consumer spending environment;

■	changes in business or regulatory conditions which adversely affect our industry or us;

■	other events or factors, including those resulting from informational technology system failures and disruptions, natural disasters, war, acts of terrorism or responses to these events.

Furthermore, the stock market may experience extreme volatility that, in some cases, may be unrelated or disproportionate to the operating performance of particular companies. These broad market and industry fluctuations may adversely affect the market price of our Common Stock, regardless of our actual operating performance. In addition, price volatility may be greater if the public float and trading volume of our Common Stock is low.

In the past, following periods of market volatility, stockholders have instituted securities class action litigation. If we were to become involved in securities litigation, it could have a substantial cost and divert resources and the attention of executive management from our business regardless of the outcome of such litigation.

USE OF PROCEEDS

The amount of proceeds from this offering will depend upon the number of shares of our Common Stock sold and the market price at which they are sold. Because there is no minimum offering amount required as a condition of this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. We currently intend to use the net proceeds from this offering, if any, the acquisition of crypto assets as a treasury asset for the Company’s balance sheet and for general corporate purposes and working capital.

The timing and amount of our actual expenditures will be based on many factors, including cash flows from operations and the anticipated growth of our business. As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses for the net proceeds to us from this offering. As a result, our management will have broad discretion regarding the timing and application of the net proceeds from this offering. Investors will be relying on the judgment of our management regarding the application of the proceeds of this offering. Pending their ultimate use, we intend to invest the net proceeds in short-term, investment-grade, interest-bearing instruments.

MARKET PRICE OF OUR COMMON STOCK

Our common stock is presently listed on the Nasdaq Capital Market under the symbol “COSM”. On June 4, 2026, the last reported sale price of our common stock was $0.27.

Holders of Common Stock

As of June 3, 2026, we had 62,078,397 shares of Common Stock issued and outstanding. We had 857 registered holders of record of our Common Stock. A substantially greater number of holders of our Common Stock are “street name” or beneficial holders, whose shares of record are held through banks, brokers, other financial institutions and registered clearing agencies.

DIVIDEND POLICY

We have not declared or paid cash dividends on our capital stock to date and do not anticipate or contemplate paying dividends in the foreseeable future. We intend to retain future earnings, if any, to finance the expansion of our business, and we do not anticipate that any cash dividends will be paid in the foreseeable future. Our future payment of dividends will depend on our earnings, capital requirements, expansion plans, financial condition and other relevant factors that our board of directors may deem relevant. Our accumulated deficit currently limits our ability to pay cash dividends.

S-11

PLAN OF DISTRIBUTION

We have entered into the sales agreement on [*] 2026 with A.G.P. under which we may issue and sell shares of our Common Stock from time to time up to $100,000,000 to or through A.G.P., acting as our sales agent. The sales of our Common Stock, if any, under this prospectus supplement will be made at market prices by any method deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act, including sales made directly on The NASDAQ Capital Market, on any other existing trading market for our Common Stock or to or through a market maker. If we and A.G.P. agree on any method of distribution other than sales of shares of our common stock on or through Nasdaq or another existing trading market in the United States at market prices, we will file a further prospectus supplement providing all information about such offering as required by Rule 424(b) under the Securities Act.

Each time that we wish to issue and sell shares of our Common Stock under the sales agreement, we will provide A.G.P. with a placement notice describing the amount of shares to be sold, the time period during which sales are requested to be made, any limitation on the amount of shares of Common Stock that may be sold in any single day, any minimum price below which sales may not be made or any minimum price requested for sales in a given time period and any other instructions relevant to such requested sales. Upon receipt of a placement notice, A.G.P., acting as our sales agent, will use commercially reasonable efforts, consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of The Nasdaq Capital Market, to sell shares of our Common Stock under the terms and subject to the conditions of the placement notice and the sales agreement. We or A.G.P. may suspend the offering of Common Stock pursuant to a placement notice upon notice and subject to other conditions.

Settlement for sales of Common Stock, unless the parties agree otherwise, will occur on the second trading day following the date on which any sales are made in return for payment of the net proceeds to us. There are no arrangements to place any of the proceeds of this offering in an escrow, trust or similar account. Sales of our Common Stock as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and A.G.P. may agree upon.

Because there are no minimum sale requirements as a condition to this offering, the actual total public offering price, commissions and net proceeds to us, if any, are not determinable at this time. The actual dollar amount and number of shares of Common Stock we sell through this prospectus supplement will be dependent, among other things, on market conditions and our capital raising requirements.

We will report at least quarterly the number of shares of Common Stock sold through A.G.P. under the sales agreement, the net proceeds to us and the compensation paid by us to A.G.P. in connection with the sales of Common Stock under the sales agreement.

The offering pursuant to the sales agreement will terminate upon the earlier of (i) the sale of all shares of common stock subject to the sales agreement and (ii) termination of the sales agreement as permitted therein. We may terminate the sales agreement in our sole discretion at any time by giving three days’ prior notice to A.G.P. A.G.P. may terminate the sales agreement under the circumstances specified in the sales agreement and in its sole discretion at any time by giving three days’ prior notice to us.

This prospectus supplement in electronic format may be made available on a website maintained by A.G.P., and A.G.P. may distribute this prospectus supplement electronically.

Fees and Expenses

We will pay A.G.P. commissions for its services in acting as our sales agent in the sale of our Common Stock pursuant to the sales agreement. A.G.P. will be entitled to compensation at a fixed commission rate of 3% of the gross proceeds from the sale of our Common Stock on our behalf pursuant to the sales agreement. We have also agreed to reimburse A.G.P. for its reasonable and documented out-of-pocket expenses (including but not limited to the reasonable and documented fees and expenses of its legal counsel) in an amount not to exceed [*]).

We estimate that the total expenses for this offering, excluding compensation payable to A.G.P. and certain expenses reimbursable to A.G.P. under the terms of the sales agreement, will be approximately $95,000. The remaining sales proceeds, after deducting any expenses payable by us and any transaction fees imposed by any governmental, regulatory, or self-regulatory organization in connection with the sales, will equal our net proceeds for the sale of such Common Stock.

Regulation M

In connection with the sale of the Common Stock on our behalf, A.G.P. will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of A.G.P. will be deemed to be underwriting commissions or discounts.

A.G.P. will not engage in any market making activities involving our Common Stock while the offering is ongoing under this prospectus supplement if such activity would be prohibited under Regulation M or other anti-manipulation rules under the Securities Act. As our sales agent, A.G.P. will not engage in any transactions that stabilizes our Common Stock.

Indemnification

We have agreed to indemnify A.G.P. against certain civil liabilities, including liabilities under the Securities Act and the Exchange Act, and to contribute to payments that the A.G.P. may be required to make in respect of such liabilities.

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Listing

Our common stock is listed on Nasdaq under the symbol “COSM.”

Prior and Future Arrangements with A.G.P.

A.G.P. and/or its affiliates have provided, and may in the future provide, various investment banking and other financial services for us, for which services they have received and may in the future receive customary fees.

A.G.P. has previously acted as our sole placement agent or financial advisor in connection with the following transactions:

•	On February 28, 2022, A.G.P. acted as placement agent in connection with our $6.0 million Preferred Stock Offering, for which it received fees of approximately $420,000.
•	On October 20, 2022, A.G.P. acted as underwriter in connection with our $7.5 million Public Offering, for which it received fees of approximately $337,913.
•	On December 31, 2022, A.G.P. acted as placement agent in connection with our $32.5 million Registered Direct Offering, for which it received fees of approximately $1,571,419.
•	On July 21, 2023, A.G.P. acted as placement agent in connection with our $5.2 million Registered Direct Offering, for which it received fees of approximately $310,370.
•	On December 28, 2023, A.G.P. acted as financial advisor in connection with our $3.5 million Warrant Exchange Agreement, for which it received fees of approximately $215,000.
•	On September 26, 2024, A.G.P. acted as financial advisor in connection with our $4.2 million Warrant Inducement Agreement, for which it received fees of approximately $254,459.

 LEGAL MATTERS

The validity of the shares of Common Stock offered by this prospectus supplement will be passed upon by Davidoff Hutcher and Citron LLP, New York, New York. A.G.P. / Alliance Global Partners is being represented in connection with this offering by Ballard Spahr LLP, Philadelphia, Pennsylvania.

EXPERTS

The financial statements and the related financial statement schedules, incorporated in this prospectus by reference from the Company’s annual report on Form 10-K for the years ended December 31, 2025, and December 31, 2024, have been audited by RBSM, LLP, an independent registered public accounting firm, as stated in its reports, which are incorporated herein by reference. Such financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

 ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities offered by this prospectus. Pursuant to SEC rules, this prospectus, which is part of the registration statement, omits certain information, exhibits, schedules and undertakings set forth in the registration statement. For further information pertaining to us and our securities, reference is made to our SEC filings and to the registration statement and the exhibits and schedules to the registration statement of which this prospectus forms a part. Statements contained in this prospectus as to the contents or provisions of any documents referred to in this prospectus are not necessarily complete, and in each instance where a copy of the document has been filed as an exhibit to the registration statement, reference is made to the exhibit for a more complete description of the matters involved.

In addition, registration statements and certain other filings made with the SEC electronically are publicly available through the SEC’s web site at http://www.sec.gov. The registration statement, including all exhibits and amendments to the registration statement, has been filed electronically with the SEC.

We are subject to the information and periodic reporting requirements of the Exchange Act and, in accordance with such requirements, will file periodic reports, proxy statements, and other information with the SEC. These periodic reports, proxy statements, and other information will be available for inspection and copying at the web site of the SEC referred to above. We also maintain a website at www.cosmoshealthinc.com, at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The information contained in, or that can be accessed through, our website is not part of, and is not incorporated into, this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

You should rely only on the information in this prospectus and the additional information described above and under the heading “Incorporation of Certain Information by Reference” above. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely upon it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information in this prospectus was accurate on the date of the front cover of this prospectus only. Our business, financial condition, results of operations and prospects may have changed since that date.

The representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference into this prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreement, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

S-13

COSMOS HEALTH INC.

Up to $100,000,000 of Shares of Common Stock

__________________________

PROSPECTUS SUPPLEMENT

__________________________

A.G.P.

_______________, 2026

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. EXPENSES OF ISSUANCE AND DISTRIBUTION

The expenses in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions, are estimated below:

SEC registration fee	$26,546
FINRA filing fee	30,500
Legal fees and expenses	25,000
Accounting fees and expenses	5,000
Transfer agent fees and expenses	2,000
Printing and engraving expenses	1,000
Miscellaneous expenses	4,954
Total	95,000

*Estimated expenses are presently not known and cannot be estimated.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

We have not entered into separate indemnification agreements with any of our directors or officers. The Nevada Revised Statutes provide us with the power to indemnify any of our directors and officers. The director or officer must have conducted himself/herself in good faith and reasonably believe that his/her conduct was in, or not opposed to, our best interests. In a criminal action, the director or officer must not have had reasonable cause to believe his/her conduct was unlawful.

Under applicable sections of the Nevada Revised Statutes, advances for expenses may be made by agreement if the director or officer affirms in writing that he/she believes he/she has met the standards and will personally repay the expenses if it is determined the officer or director did not meet the standards.

Our Amended and Restated Bylaws include certain indemnification provisions under which we are required to indemnify any of our current or former directors or officers against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, actually and reasonably incurred by him or them including an amount paid to settle an action or satisfy a judgment inactive criminal or administrative action or proceeding to which he is or they are made a party by reason of his or her being or having been a director of the Company. In addition, our Amended and Restated Articles of Incorporation provide that the no director or officer of the Company shall be personally liable to the Company or any of its stockholders for damages for breach of fiduciary duty as a director or officer involving any act or omission of any such director or officer; provided, however, that these provisions do not eliminate or limit the liability of a director or officer (i) for acts or omissions which involve intentional misconduct, fraud or knowing violation of the law, or (ii) the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes.

At present, there is no pending litigation or proceeding involving any of our directors or officers regarding which indemnification is sought, nor are we aware of any threatened litigation that may result in claims for indemnification.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted for our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event a claim for indemnification against such liabilities (other than payment by us for expenses incurred or paid by a director, officer or controlling person of ours in successful defense of any action, suit, or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction, the question of whether such indemnification by it is against public policy in the Securities Act and will be governed by the final adjudication of such issue.

II-1

ITEM 15.RECENT SALES OF UNREGISTERED SECURITIES.

Set forth below is information regarding securities sold by us in the past three years that were not registered under the Securities Act of 1933, as amended (the “Securities Act”). Also included is the consideration, if any, received by us for such shares and options and information relating to the section of the Securities Act, or rule of the Securities and Exchange Commission, under which exemption from registration was claimed.

On December 28, 2023, the company entered into a warrant exchange agreement (the “Warrant Exchange Agreement”) with one holder of certain Company’s warrants issued on July 21, 2023 and December 21, 2022 (the “Existing Warrants”), pursuant to which the holder exchanged the Existing Warrants for new warrants (the “New Warrants”) to purchase up to an aggregate 4,874,126 shares of Common Stock, par value $0.001 per share (the “New Warrant Shares”), equal to 200% of the 1,915,323 Warrant Shares and 521,740 Warrant Shares issuable pursuant to the exercise of the Existing Warrants, in consideration for exercising for cash any and all such Existing Warrants.

The New Warrants are exercisable at $1.45 per share (based on current market prices) for a five-year period from the date the Company obtains shareholder approval for the exercise of the New Warrants. The Existing Warrants were exercisable at $2.75 per share. Pursuant to the Warrant Exchange Agreement, the exercise price was reduced to $1.45 per share. The Company agreed to register all of the New Warrant Shares in a resale registration statement to be filed with the SEC within thirty (30) days from the closing date.

In connection with the warrant exchange, A.G.P. Alliance Global Partners (“AGP”) has acted as financial advisor. The exchange of the Existing Warrants for the New Warrants was made in reliance upon the exemption from registration provided by Section 3(a)(9) of the Securities Act of 1933, as amended.

On September 26, 2024, pursuant to an offer to exercise the existing December 2023 New Warrants from the Company to the Holder (the “Inducement Offer”), the Holder and the Company agreed that:

(i)

the Holder will receive new warrants (the “2024 New Warrants”) to purchase up an aggregate of 9,748,252 shares (the “New Warrant Shares”) of Common Stock, par value $0.001 per share, equal to 200% of the 4,874,126 New Warrant Shares issued to the Holder on December 28, 2023;

(ii)

in consideration of the issuance of the 2024 New Warrants, pursuant to the Inducement Offer and the Company’s agreement that the December 2023 New Warrants, which were issued more than six (6) months ago, may be exercised without receipt of Stockholder Approval (as defined in the December 2023 New Warrants), the Holder will pay to the Company the reduced exercise price of $0.8701 per share;

(iii)	in consideration for exercising the December 2023 New Warrants, the Company will issue to the Holder:

(a)

new unregistered Series A Common Stock purchase warrants (the “Series A Warrants”), to purchase up to a number of shares (the “Series A Warrant Shares”) of Common Stock, equal to 100% of the number of New Warrant Shares, and

(b)	new unregistered Series B Common Stock purchase warrants (the “Series B Warrants”) to purchase up to a number of shares of Common Stock, equal to 100% of the number of New Warrant Shares.

The Series A Warrants are exercisable at any time on or after the Stockholder Approval Date (as defined in the 2024 New Warrants), and have a term of exercise of five (5) years from the Stockholder Approval Date. The Series B Warrants will be exercisable at any time on or after the Stockholder Approval Date (as defined in the 2024 New Warrants), and have a term of exercise of eighteen (18) months from the Stockholder Approval Date. The 2024 New Warrants will have an exercise price per share equal to $0.95, a premium to the closing price of $0.8701 of the Company’s Common Stock on September 26, 2024.

In connection with the Inducement Offer, A.G.P./Alliance Global Partners (“AGP”) has acted as financial advisor. The issuance of the 2024 New Warrants was made in reliance upon the exemption from registration provided by Sections 3(a)(9) and 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D promulgated thereunder.

On August 5, 2025, The Company and an institutional investor (the “Purchaser”) entered into a Securities Purchase Agreement (the “Purchase Agreement), pursuant to which the Company agreed to issue and sell to the Purchaser a series of 9% original issue discount senior secured convertible promissory notes (each, a “Note” and collectively, the “Notes”) in the maximum aggregate principal amount of $300,000,000 (the “Note Offering”).

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An initial Note in the aggregate original principal amount of $8,000,000 (the “Initial Note”) was issued and sold to the Purchaser on August 6, 2025 (the “Initial Closing Date).

On the Second Closing Date (as defined in the Purchase Agreement), the Company will, subject to the satisfaction (or waiver) of the conditions set forth in Sections 1(b)(ii), 6(b) and 7(b) of the Purchase Agreement, issue a series of senior secured convertible notes in the maximum aggregate principal amount of $2,000,000 to the Purchaser (each, a “Second Note”, and collectively, the “Second Notes”).

Any subsequent Notes to be sold shall not exceed the amount of $5,000,000 individually, and in the aggregate not more than $290,000,000 (each such issuance, including the Initial Closing Date and the Second Closing Date, a “Closing”). Each Note will mature twenty-four (24) months after its respective issuance date. The Company shall pay the Purchaser an annual commitment facility fee equal to 2.0% of the Crypto Collateral Measurement Value (as defined in the Security Agreement).

The transactions contemplated by the Purchase Agreement were effected in a private offering in reliance on an exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Act”). Curvature Securities, Inc. (the “Placement Agent”) is acting as the placement agent for the Note Offering. The Company has agreed to pay the Placement Agent a cash fee equal to 6.0% of the aggregate gross proceeds received by the Company from the Note Offering.

All Notes sold in the Note Offering will bear interest at a rate of 9% per annum. The interest shall be computed on the basis of a 360-day year and shall be payable in arrears on the first calendar day of each calendar month (each, an “Interest Date”) with the first Interest Date being September 1, 2025. Interest shall be payable on each Interest Date, in shares of Common Stock of the Company (the “Interest Shares”), par value $0.001 (the “Common Stock”) so long as there has been no Equity Conditions Failure (as defined in the Notes) provided however, that the Company may, at its option following notice to the Holder, pay Interest on any Interest Date in cash (the “Cash Interest”) or in a combination of Cash Interest and Interest Shares. Each Note will contain customary events of default, and the Interest Rate will increase to an annual rate of 16% upon the occurrence of an Event of Default.

The Company will use the net proceeds from the Note Offering as follows: (A) seventy two and one half percent (72.5%) of net proceeds shall be used to acquire Note Purchased Crypto (as defined in the Notes) as a treasury asset for the Company’s balance sheet, and (B) any remaining proceeds shall be used for general corporate purposes and working capital, subject to the limitations set forth in the Notes.

At any time after the date of issuance, the Notes shall be convertible into shares of Common Stock (the “Conversion Shares”). The number of Conversion Shares issuable upon conversion of a Note shall be determined by dividing (x) the Conversion Amount by the lower of: (y) the Conversion Price and (z) the Market Price (as such terms are defined in the Notes). At the option of the holder, at any time on or after the Issuance Date, the holder may convert) (an “Alternate Optional Conversion”, and the date of such Alternate Optional Conversion, an “Alternate Optional Conversion Date”) all, or any part, of the Note into shares of Common Stock (such portion of the Conversion Amount subject to such Alternate Optional Conversion, the “Alternate Optional Conversion Amount”) at the Alternate Conversion Price, as such terms are defined in the Note.

A Note holder will not have the right to convert any portion of a Note, to the extent that, after giving effect to such conversion, the holder (together with certain of its affiliates and other related parties) would beneficially own in excess of 4.99% of the shares of Common Stock outstanding immediately after giving effect to such conversion (the “Beneficial Ownership Limitation”). However, a Note holder, upon notice to the Company, may increase or decrease the Beneficial Ownership Limitation, provided that the Beneficial Ownership Limitation in no event exceeds 9.99% of the shares of Common Stock outstanding immediately after giving effect to such conversion. Any increase in the Beneficial Ownership Limitation will not be effective until the sixty-first (61st) day after such notice is delivered to the Company.

At any time, any Notes remain outstanding, the Company will be prohibited from effecting or entering into an agreement to effect any Subsequent Placement (as defined in the Purchase Agreement) involving a Variable Rate Transaction (as defined in the Purchase Agreement) without the written consent of the Purchaser in its sole discretion. For a period of time ending the later of (i) the third anniversary of the Purchase Agreement, and (ii) the later of (x) the last Closing Date thereunder and (y) the date no Notes remain outstanding, the Purchaser has the right to participate up to 25% of in any equity or equity linked financing of the Company on the same terms as such other investor(s).

Pursuant to the terms of the Purchase Agreement, the Company has agreed to call and hold the annual meeting of the stockholders of the Company no later than 60 days after the Initial Closing Date in order to (i) increase the number of authorized shares of capital stock of the Company to 1,500,000,000 shares of Common Stock and 300,000,000 shares of “blank check” preferred stock, and (ii) approve the issuance of the Conversion Shares and Notes in in compliance with the rules and regulations of the Nasdaq Capital Market (together the “Stockholder Proposals”).

The Notes will rank senior to all outstanding and future indebtedness of the Company, and its Subsidiaries (as defined in the Purchase Agreement) other than Permitted Indebtedness (as defined in the Notes) secured by Permitted Liens (as defined in the Notes).

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ITEM 16. EXHIBITS AND FINANCIAL SCHEDULES

(a) Exhibits:

Exhibit No.	Document Description

1.1	Form of Underwriting Agreement*

1.2	Form of Sales Agreement by and between Cosmos Holdings Inc. and A.G.P. / Alliance Global Partners*

3.1	Amended and Restated Articles of Incorporation of the Registrant (1)

3.2	Amended and Restated Bylaws of the Registrant (1)

5.1	Opinion of Counsel to Registrant*

21	List of Subsidiaries (2)

23.1	Consent of RBSM, LLP**

23.2	Consent of Davidoff Hutcher & Citron LLP (included in Exhibit 5.1)*

24.1	Power of attorney (included on the signature page)**

101.INS	XBRL Instance Document

101.SCH	XBRL Taxonomy Extension Schema Document

101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document

101.DEF	XBRL Taxonomy Extension Definition Linkbase Document

101.LAB	XBRL Taxonomy Extension Label Linkbase Document

101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document

101

Interactive data files formatted in XBRL (eXtensible Business Reporting Language): (i)   the Consolidated Balance Sheets, (ii)   the Consolidated Statements of Operations, (iii)   the Consolidated Statements of Cash Flows, and (iv)   the Notes to the Consolidated Financial Statements

107	Filing Fee Table ***

____________

*	To be filed by Amendment to this Registration Statement.

**	Filed with this Registration Statement.

***	Previously filed

(1)	Incorporated by reference to the filing of the Current Report on Form 8-K filed by the Registrant on October 12, 2021.

(2)	Incorporated by reference to the filing of the Annual Report on Form 10-K filed by the Registrant on May 18, 2022.

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(b) Financial Statement Schedules: All schedules are omitted because the required information is inapplicable or the information was previously presented in the financial statements and the related notes thereto.

Item 17. UNDERTAKINGS

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)1(i) and (a)(1)(ii) of above do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

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(5) That, for the purpose of determining any liability under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§ 230.424 of this chapter);

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) For purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized on the 5th day of June 2026.

COSMOS HEALTH INC.

By:	/s/ Grigorios Siokas
Name:	Grigorios Siokas
Title:	Chief Executive Officer

We, the undersigned officers and directors of COSMOS HEALTH INC., hereby severally constitute and appoint Grigorios Siokas and Georgios Terzis (with full power to each of them to act alone), our true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for us and in our stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and all documents relating thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing necessary or advisable to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

WITNESS our hands and common seal on the dates set forth below.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Grigorios Siokas
Grigorios Siokas	Chief Executive Officer (Principal Executive Officer and Director)	June 5, 2026
/s/ Georgios Terzis
Georgios Terzis	Chief Financial Officer (Principal Accounting and Financial Officer)	June 5, 2026

/s/ Theodoros Karkantzos
Theodoros Karkantzos	Director	June 5, 2026

/s/ Demetrios G. Demetriades
Demetrios G. Demetriades	Secretary and Director	June 5, 2026

/s/ John J. Hoidas
John J. Hoidas	Director	June 5, 2026

/s/ Anastasios Aslidis
Anastasios Aslidis	Director	June 5, 2026

/s/ Suhel Bhutawala
Suhel Bhutawala	Director	June 5, 2026

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